Exhibit 10.1


                          AGREEMENT AND PLAN OF MERGER

                                 By and Between

                             ONEIDA FINANCIAL CORP.

                             THE ONEIDA SAVINGS BANK

                                       and

                             VERNON BANK CORPORATION

                           THE NATIONAL BANK OF VERNON


                         DATED AS OF SEPTEMBER 12, 2006



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                                          AGREEMENT AND PLAN OF MERGER

                                               TABLE OF CONTENTS

                                                                                                           Page
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ARTICLE I-CERTAIN DEFINITIONS.................................................................................4

Section 1.01      Definitions.................................................................................4

ARTICLE II-THE MERGER AND EXCHANGE OF SHARES.................................................................10

Section 2.01      The Merger; Effects of Merger; Surviving Corporation.......................................10
Section 2.02      Conversion of Shares.......................................................................11
Section 2.03      Exchange Procedures........................................................................12
Section 2.04      Closing....................................................................................13

ARTICLE III-REPRESENTATIONS AND WARRANTIES OF VBC AND VERNON BANK............................................13

Section 3.01      Organization...............................................................................13
Section 3.02      Capitalization.............................................................................14
Section 3.03      Authority; No Violation....................................................................15
Section 3.04      Consents...................................................................................16
Section 3.05      Regulatory Reports; Financial Statements...................................................16
Section 3.06      Taxes......................................................................................17
Section 3.07      No Material Adverse Effect.................................................................17
Section 3.08      Contracts..................................................................................17
Section 3.09      Ownership of Property; Insurance Coverage..................................................19
Section 3.10      Legal Proceedings..........................................................................20
Section 3.11      Compliance With Applicable Law.............................................................20
Section 3.12      ERISA/Employee Compensation................................................................21
Section 3.13      Brokers, Finders and Financial Advisors....................................................23
Section 3.14      Environmental Matters......................................................................23
Section 3.15      Loan Portfolio.............................................................................24
Section 3.16      Related Party Transactions.................................................................26
Section 3.17      Schedule of Termination Benefits...........................................................26
Section 3.18      Deposits...................................................................................26
Section 3.19      Antitakeover Provisions Inapplicable; Required Vote of Stockholders........................26
Section 3.20      Fairness Opinion...........................................................................26
Section 3.21      Administration of Fiduciary Accounts.......................................................27
Section 3.22      Derivative Transactions....................................................................27
Section 3.23      Information in the Proxy Statement.........................................................27
Section 3.24      Good Faith.................................................................................27
Section 3.25      Community Reinvestment Act Compliance......................................................28
Section 3.26      Anti-Money Laundering Compliance...........................................................28

ARTICLE IV-REPRESENTATIONS AND WARRANTIES OF ONEIDA FINANCIAL................................................28

Section 4.01      Organization...............................................................................28
Section 4.02      Authority; No Violation....................................................................29
Section 4.03      Consents...................................................................................30
Section 4.04      Compliance With Applicable Law.............................................................30
Section 4.05      Information to be Supplied.................................................................31
Section 4.06      Financing..................................................................................31
Section 4.07      Legal Proceedings..........................................................................31

ARTICLE V-COVENANTS OF THE PARTIES...........................................................................31

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Section 5.01      Conduct of VBC's Business..................................................................31
Section 5.02      Access; Confidentiality....................................................................36
Section 5.03      Regulatory Matters and Consents............................................................37
Section 5.04      Taking of Necessary Action.................................................................37
Section 5.05      Certain Agreements.........................................................................38
Section 5.06      No Other Bids and Related Matters..........................................................40
Section 5.07      Duty to Advise; Duty to Update the VBC Disclosure Schedules................................41
Section 5.08      Conduct of Oneida Financial's Business.....................................................41
Section 5.09      Board and Committee Minutes................................................................42
Section 5.10      Undertakings by VBC and Oneida Financial...................................................42
Section 5.11      Employee and Termination Benefits; Directors and Management................................45
Section 5.12      Duty to Advise; Duty to Update Oneida Financial's Disclosure Schedules.....................48
Section 5.13      Bank and Related Merger Transactions.......................................................49

ARTICLE VI-CONDITIONS........................................................................................49

Section 6.01      Conditions to Each Party's Obligations under this Agreement................................49
Section 6.02      Conditions to VBC's Obligations under this Agreement.......................................50
Section 6.03      Conditions to Oneida Financial's and Oneida Savings' Obligations under this Agreement......50

ARTICLE VII-TERMINATION, WAIVER AND AMENDMENT................................................................51

Section 7.01      Termination................................................................................51
Section 7.02      Effect of Termination......................................................................53

ARTICLE VIII-MISCELLANEOUS...................................................................................53

Section 8.01      Expenses...................................................................................53
Section 8.02      Non-Survival of Representations and Warranties.............................................54
Section 8.03      Amendment, Extension and Waiver............................................................54
Section 8.04      Entire Agreement...........................................................................54
Section 8.05      No Assignment..............................................................................55
Section 8.06      Notices....................................................................................55
Section 8.07      Captions...................................................................................55
Section 8.08      Counterparts...............................................................................56
Section 8.09      Severability...............................................................................56
Section 8.10      Specific Performance.......................................................................56
Section 8.11      Governing Law..............................................................................56

Exhibits:

         Exhibit A         Form of VBC Voting Agreement
         Exhibit B         Form of Interim Merger Agreement


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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 12, 2006, is by and between Oneida Financial Corp., a Federal corporation ("Oneida Financial"), The Oneida Savings Bank, a New York-chartered savings bank ("Oneida Savings"), Vernon Bank Corporation, a New York corporation ("VBC") and The National Bank of Vernon, a national bank ("Vernon Bank"). Each of Oneida Financial, Oneida Savings, VBC and Vernon Bank is sometimes individually referred to herein as a "party," and Oneida Financial, Oneida Savings, VBC and Vernon Bank are sometimes collectively referred to herein as the "parties."

                                    RECITALS

         1. Oneida Financial is a registered savings and loan holding company, with its principal offices located in Oneida, New York. Oneida Financial owns all of the issued and outstanding capital stock of Oneida Savings, both with principal offices located in Oneida, New York.

         2. VBC is a registered bank holding company, with its principal offices located in Vernon, New York. VBC owns all of the issued and outstanding capital stock of Vernon Bank, with Vernon Bank's principal offices located in Vernon, New York.

         3. The respective Boards of Directors of Oneida Financial, Oneida Savings, VBC and Vernon Bank deem it advisable and in the best interests of their stockholders to consummate the business combination transaction contemplated by this Agreement in which: (i) Oneida Savings will incorporate Oneida Merger Corp., which, subject to the terms and conditions set forth herein, will merge with and into VBC with VBC as the surviving corporation (the "Merger"), and in connection therewith each outstanding share of VBC Common Stock will be cancelled in exchange for the cash payments specified herein; (ii) immediately following (i), VBC will liquidate into Oneida Savings with the result that Oneida Savings will acquire the assets and liabilities of VBC and VBC shall cease to exist (the "Company Liquidation"). Immediately thereafter, the assets and liabilities of Vernon Bank (other than municipal deposits and certain permitted assets) will be transferred to Oneida Savings, and Vernon Bank will merge with and into Oneida Savings' commercial bank subsidiary, State Bank of Chittenango ("State Bank"), with State Bank as the surviving bank (the "Bank Merger").

         4. As an inducement to Oneida Financial to enter into this Agreement, certain stockholders of VBC have entered into that certain VBC Voting Agreement with Oneida Financial pursuant to which, among other things, such VBC stockholders will agree to vote their shares of VBC Common Stock in favor of this Agreement and the transactions contemplated by this Agreement.

         5. The parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Merger, and the other transactions contemplated by this Agreement and the VBC Voting Agreement.

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         6. In consideration of the premises and of the mutual  representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                          ARTICLE I-CERTAIN DEFINITIONS

         Section 1.01      Definitions

         Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acquisition Proposal" has the meaning set forth in Section 5.06.

                  "Affiliate"  means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

                  "Agreement"  means  this  agreement,   and  any  amendment  or
         supplement hereto, which constitutes a "plan of merger" between Oneida Financial, Oneida Merger Corp., Oneida Savings, VBC and Vernon Bank.

                  "Applications" means the applications for regulatory approval which are required by the transactions contemplated hereby.

                  "Bank Merger" has the meaning given to that term in the recitals of this Agreement.

                  "BHCA" means the Bank Holding Company Act of 1956, as amended.

                  "Business Day" means any day other than a Saturday, Sunday or Federal holiday.

                  "Certificate" has the meaning given to that term in Section 2.02(iv) of this Agreement.

                  "Closing" means the corporate action taken by the parties following the approval of this Agreement by stockholders of VBC and Regulatory Authorities and all relevant conditions of this Agreement having been satisfied or waived. At Closing, the parties shall exchange certificates, letters and other documents required by this Agreement.

                  "Closing Date" means the date determined by Oneida Financial, in its sole discretion, upon three (3) days prior written notice to VBC, but in no event later than thirty (30) days after the last condition precedent pursuant to this Agreement has been

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         fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which Oneida Financial and VBC shall mutually agree.

                  "Closing Expense Statement" has the meaning given to that term in Section 5.10(c) of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company Liquidation" has the meaning given to that term in the recitals of this Agreement.

                  "Compensation and Benefit Plans" means the benefit plans of VBC or any VBC subsidiary described in Section 3.12 hereof.

                  "Confidentiality Agreement" means the letter agreement between Oneida Financial and VBC dated May 19, 2006.

                  "Department" means the Banking Department of the State of New York.

                  "DIF" means the Deposit Insurance Fund administered by the FDIC.

                  "Dissenters' Shares" means shares of VBC Common Stock that have not been voted in favor of approval of the Merger and with respect to which appraisal rights have been perfected in accordance with
         Section 623 of the NYBCL.

                  "DOL" means the U.S. Department of Labor.

                  "Environmental Laws" means any Federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction, common law or agreement with any Federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety relating to the presence of Hazardous Material, or (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Material, in each case as amended and now in effect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

                  "Exchange Agent" means the entity selected by Oneida Financial and agreed to by VBC, as provided in Section 2.03(a) of this Agreement.

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                  "FDIA" means the Federal Deposit Insurance Act, as amended.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "FHLB" means a Federal Home Loan Bank.

                  "FRB" means the Board of Governors of the Federal Reserve System.

                  "GAAP" means accounting principles generally accepted in the United States of America as in effect at the relevant date and consistently applied.

                  "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

                  "HOLA" means the Home Owners' Loan Act, as amended.

                  "IRC" means the Internal Revenue Code of 1986, as amended.

                  "IRS" means the Internal Revenue Service.

                  "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known, or should have been known, by the officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Regulatory Authority or any other material written notice received by that Person.

                  "Loan  Property"  shall have the meaning given to such term in
         Section 3.14(b) of this Agreement.

                  "Material  Adverse  Effect"  shall  mean,  with  respect  to a
         Person, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect which is primarily caused by (i) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or government authorities, (ii) any change in GAAP or regulatory accounting requirements applicable to banks or their holding companies generally,
         (iii) general changes in conditions, including interest rates, in the banking industry or in the global or United States economy or financial markets, with respect to clause (i),(ii) or (iii), to the extent

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         that such a change does not materially affect the referenced party to a materially different extent than other similarly situated banking organizations, and (iv) any action or omission of the referenced party or any of its Subsidiaries taken with the prior written consent of the other party to this Agreement in contemplation of the Merger.

                  "Merger" means the merger of Oneida Merger Corp. into VBC with VBC as the surviving corporation as described in Section 2.01 hereof.

                  "Merger Consideration" means the consideration payable to each holder of VBC Common Stock pursuant to Section 2.02(i) of this Agreement.

                  "Merger Effective Date" means that date upon which the certificate of merger as to the merger of Oneida Merger Corp. with and into VBC is filed with the New York Department of State, in accordance with the NYBCL, or as otherwise stated in the certificate of merger.

                  "NYBCL" means the New York Business Corporation Law.

                  "OCC" means the Office of the Comptroller of the Currency.

                  "Oneida   Financial"   means   Oneida   Financial   Corp.,   a
         federally-chartered corporation.

                  "Oneida Financial Common Stock" has the meaning given to that term in Section 4.02(a) of this Agreement.

                  "Oneida Financial Disclosure Schedules" means the Disclosure Schedules delivered by Oneida Financial to VBC pursuant to Article IV of this Agreement.

                  "Oneida Financial Financials" means (i) the audited consolidated financial statements of Oneida Financial as of December 31, 2005 and 2004 and for the three years ended December 31, 2005, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Oneida Financial as of each calendar quarter thereafter included in Securities Documents filed by Oneida Financial.

                  "Oneida Financial Regulatory Reports" means the Call Reports of Oneida Savings and accompanying schedules, as filed with the FDIC, for each calendar quarter beginning with the quarter ended March 31, 2005, through the Closing Date, and all Annual, Quarterly or Current Reports filed on Form H(b)-11 by Oneida Financial with the OTS by Oneida Financial from March 31, 2006 through the Closing Date.

                  "Oneida Financial Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Oneida Financial or Oneida Savings, except any corporation the stock of which is held as security by Oneida Savings in the ordinary course of its lending activities.

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                  "Oneida  Merger Corp." means Oneida  Merger Corp.,  a New York corporation and wholly-owned subsidiary of Oneida Savings.

                  "Oneida   Savings"  means  The  Oneida  Savings  Bank,  a  New
         York-chartered savings bank headquartered in Oneida, New York.

                  "OTS" means the Office of Thrift Supervision.

                  "Participation Facility" shall have the meaning given to such term in Section 3.14(b) of this Agreement.

                  "Pension Plan" has the meaning given to that term in Section 3.12(b) of this Agreement.

                  "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

                  "Previously Disclosed" shall mean disclosed in a writing by either party in a disclosure schedule (the "Disclosure Schedule") dated of even date herewith from the party making such disclosure and delivered to the other party prior to the execution of this Agreement. Any information disclosed by one party to the other for any purpose hereunder shall be deemed to be disclosed for all purposes hereunder.

                  "Proxy Statement" means the proxy statement, together with any supplements thereto, to be transmitted to holders of VBC Common Stock in connection with the transactions contemplated by this Agreement.

                  "Regulatory  Agreement"  has the meaning given to that term in
         Section 3.11 of this Agreement.

                  "Regulatory Approvals" means all consents, waivers, approvals, nonobjections and clearances required to be obtained from or issued by the OTS, the FDIC, the OCC, the Department, the FRB or the respective staffs thereof, in order to complete the transactions contemplated hereby.

                  "Regulatory Authority" means, as applicable, any agency or department of any federal or state government, including without limitation the Department, the Superintendent, the FDIC, the OCC, the FRB, the OTS, the SEC or the respective staffs thereof.

                  "Rights"  means   warrants,   options,   rights,   convertible
         securities and other capital stock equivalents which obligate an entity to issue its securities.

                  "SEC" means the Securities and Exchange Commission.

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                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

                  "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

                  "Securities  Laws" means the  Securities  Act and the Exchange
         Act.

                  "State Bank" means the State Bank of Chittenango, a New York-chartered commercial bank headquartered in Chittenango, New York.

                  "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Oneida Financial or VBC, as the case may be, in the ordinary course of its lending activities.

                  "Superintendent" means the Superintendent of Banks of the State of New York, and where appropriate includes the Department and the Banking Board of the State of New York.

                  "Surviving  Corporation" has the meaning given to that term in
         Section 2.01(a)(i) of this Agreement.

                  "Superior Proposal" has the meaning set forth in Section 5.06.

                  "VBC" means Vernon Bank Corporation, a New York corporation.

                  "VBC Common Stock" shall have the meaning given to such term in Section 3.02(a).

                  "VBC Disclosure Schedules" means the Disclosure Schedules delivered by VBC to Oneida Financial pursuant to Article III of this Agreement.

                  "VBC Financials" means (i) the audited consolidated financial statements of VBC as of December 31, 2005 and 2004 and for the three years ended December 31, 2005, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of VBC as of each calendar quarter thereafter through the Closing Date, included in VBC Regulatory Reports filed by VBC with the FRB and Vernon Bank with the OCC.

                  "VBC Regulatory Reports" means the Call Reports of Vernon Bank and accompanying schedules, as filed with the OCC, for each calendar quarter beginning with the quarter ended March 31, 2005, through the Closing Date, and all Annual Reports on Form FR Y-6, any Current Report on Form FRY-6A filed with the FRB by VBC from December 31, 2005 through the Closing Date, as such reports may have been amended.

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                  "VBC  Subsidiary"  means any  corporation,  50% or more of the capital stock of which is owned, either directly or indirectly, by VBC or Vernon Bank, except any corporation the stock of which is held as security by Vernon Bank in the ordinary course of its lending activities.

                  "VBC Voting Agreement" means the Agreement between certain stockholders and Oneida Financial and Oneida Savings to vote their shares of VBC stock in favor of the Merger.

                  "Vernon Bank" means the National Bank of Vernon, a national bank headquartered in Vernon, New York.

                  ARTICLE II-THE MERGER AND EXCHANGE OF SHARES

         Section 2.01      The Merger; Effects of Merger; Surviving Corporation

         (a) (i) On the Merger Effective Date, Oneida Merger Corp. shall merge with and into VBC with VBC as the surviving or resulting corporation (the "Merger"), pursuant to the terms and conditions of an agreement of merger to be entered into between Oneida Merger Corp. and VBC substantially in the form attached hereto as Exhibit B. As a result of the Merger, the separate existence of Oneida Merger Corp. shall cease, and VBC shall be the surviving or resulting corporation in the Merger (the "Surviving Corporation"). As a result of the Merger all of the property (real, personal and mixed), rights, powers and duties and obligations of Oneida Merger Corp. shall be transferred to, assumed by and vested in VBC, as the Surviving Corporation in the Merger, without further act or deed, all in accordance with the applicable New York and federal law.

                  (ii) On the Merger Effective Date, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as the Certificate of Incorporation of Oneida Merger Corp., as in effect immediately prior to the Merger Effective Date; and the Bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as the Bylaws of Oneida Merger Corp., as in effect immediately prior to the Merger Effective Date, until thereafter altered, amended or repealed in accordance with applicable law.

                  (iii) On the Merger Effective Date, the directors of Oneida Merger Corp. duly elected and holding office immediately prior to the Merger Effective Date shall be the directors of the Surviving Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                  (iv) On the Merger Effective Date, the officers of Oneida Merger Corp. duly elected and holding office immediately prior to the Merger Effective Date shall be the officers of the Surviving Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

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         (b)  Notwithstanding  any provision of this  Agreement to the contrary,
Oneida Financial may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby, and the parties shall enter into such alternative transactions to effect the Merger, provided that (i) there are no adverse tax consequences to any of the stockholders of VBC as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount because of such modification, (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory
approvals  or  the  consummation  of  the  transactions   contemplated  by  this
Agreement, and (iv) it does not result in any representation or warranty of any party set forth in this Agreement becoming incorrect in any material respect.

         Section 2.02      Conversion of Shares

         On the Merger Effective Date, by virtue of the Merger and without any action on the part of VBC or the holders of shares of VBC Common Stock:

         (i) Each outstanding share of VBC Common Stock issued and outstanding on the Merger Effective Date, except as provided in clauses (ii) and (v) of this Section, shall cease to be outstanding, shall cease to exist and shall be converted into the right to receive $54.00 in cash, without interest (referred to as the "Merger Consideration").

         (ii) Any shares of VBC Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) on the Merger Effective Date shall cease to exist, the certificates for such shares shall as promptly as practicable be canceled, such shares shall not be converted into the Merger Consideration, and no cash or shares of capital stock of Oneida Financial shall be issued or exchanged therefor.

         (iii) Each share of Oneida Merger Corp. common stock issued and outstanding immediately before the Merger Effective Date shall be converted into and become an outstanding share of the surviving corporation.

         (iv) The holders of certificates representing shares of VBC Common Stock (any such certificate being hereinafter referred to as a "Certificate") shall cease to have any rights as stockholders of VBC, except such rights, if any, as they may have pursuant to this Agreement or applicable law.

         (v) Following the Merger Effective Date, the Surviving Corporation or Oneida Savings shall pay for any dissenters' shares in accordance with Section 623 of the NYBCL, provided that if appraisal rights under Section 910 of the NYBCL with respect to any dissenters' shares shall have been effectively withdrawn or lost, such shares will only be entitled to be converted into the right to receive the Merger Consideration.

         Section 2.03      Exchange Procedures

         (a) Immediately prior to the Merger Effective Date, Oneida Financial shall cause to be deposited with Registrar and Transfer Company or another entity experienced in serving as an exchange agent (the "Exchange Agent"), for exchange in accordance with this Article II, cash equal to the aggregate Merger Consideration, by wire transfer of immediately available funds, into which the outstanding shares of VBC common stock shall be converted pursuant to this Agreement. As promptly as practicable and in any event within ten (10) calendar days after the Merger Effective Date, Oneida Financial shall cause the Exchange Agent to mail to each holder of record of an outstanding share Certificate or Certificates a Letter of Transmittal containing instructions for the surrender of the Certificate or Certificates held by such holder for payment therefor. Upon surrender of the Certificate or Certificates to the Exchange Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive in exchange therefor the Merger Consideration, without interest thereon. The Exchange Agent shall send payments within three
(3) business days after the receipt of properly submitted documents. Neither Oneida Financial nor the Exchange Agent shall be obligated to deliver the Merger Consideration to a former stockholder of VBC until such former stockholder surrenders his Certificate or Certificates or, in lieu thereof, any such appropriate affidavit of loss and indemnity agreement and bond as may be reasonably required by Oneida Financial.

         (b) If payment of the Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (c) The payment of the Merger Consideration upon the conversion of VBC Common Stock in accordance with the above terms and conditions shall be deemed to be paid in full satisfaction of all rights pertaining to such VBC Common Stock.

         (d) Promptly following the date which is twelve (12) months after the Merger Effective Date, the Exchange Agent shall deliver to Oneida Financial all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of VBC Common Stock may surrender such Certificate to Oneida Financial and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration multiplied by the number of shares of VBC Common Stock formerly represented by such Certificate, without any interest or dividends thereon.

         (e) After the Closing, there shall be no transfers on the stock transfer books of VBC of the shares of VBC Common Stock, which are outstanding immediately prior to the Merger, and the stock transfer books of VBC shall be closed with respect to such shares. If, after the Merger Effective Date, Certificates representing such shares are presented for transfer to the

Exchange   Agent,   they  shall  be  canceled  and   exchanged  for  the  Merger
Consideration as provided in this Article II.

         (f) In the event any certificate for VBC Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver (except as otherwise provided in Section 2.02(v)) in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of the fact by the holder thereof, the cash to be paid in the Merger as provided for herein; provided, however, that Oneida Financial may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such reasonable sum as Oneida Financial may request as indemnity against any claim that may be made against VBC, Oneida Financial or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed.

         (g) Oneida Financial is hereby authorized to adopt additional rules and regulations with respect to the matters referred to in this Section 2.03 not inconsistent with the provisions of this Agreement.

         Section 2.04      Closing

         The Closing of the Merger shall take place on the Closing Date at the executive offices of Oneida Savings, or such other location as determined by Oneida Financial and Oneida Savings.

        ARTICLE III-REPRESENTATIONS AND WARRANTIES OF VBC AND VERNON BANK

         VBC and Vernon Bank represent and warrant to Oneida Financial and Oneida Savings that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in a VBC DISCLOSURE SCHEDULE. VBC has made a good faith effort to ensure that the disclosure on each schedule of the VBC DISCLOSURE SCHEDULES corresponds to the section reference herein.

         Section 3.01      Organization.

         (a) VBC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and is duly registered as a bank holding company under the BHCA. VBC has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on VBC.

         (b) Vernon Bank is a national bank duly organized, validly existing and, except as set forth in the VBC DISCLOSURE SCHEDULES, in good standing under the laws of the United States of America. Vernon Bank is the only VBC Subsidiary. The deposits of Vernon

Bank are insured by the FDIC through the DIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Vernon Bank. As of the date hereof, no proceedings for the revocation of such deposit insurance are pending, or expressly threatened. VBC has heretofore made available to Oneida Financial a complete and correct copy of the certificate of incorporation and bylaws or comparable organizational documents, each as amended to the date hereof, of each of VBC and its Subsidiaries.

         (c) Vernon Bank is a member in good standing of the FHLB of New York and owns the requisite amount of stock therein.

         (d) The respective minute books of VBC and each VBC Subsidiary accurately record, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees) through the date of this Agreement.

         (e) VBC owns, directly or indirectly, all of the issued and outstanding equity securities of each Subsidiary. There are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any shares of its equity securities (other than to VBC or a wholly-owned Subsidiary of it). There are no contracts, commitments, understandings, or arrangements relating to VBC's rights to vote or to dispose of such securities. All of the equity securities of each such Subsidiary held by VBC are fully paid and nonassessable, not subject to preemptive or similar rights and are owned by VBC free and clear of any liens.

         (f) Each of VBC's Subsidiaries has been duly organized and qualified under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

         Section 3.02      Capitalization.

         (a) The authorized capital stock of VBC consists of 300,000 shares of Common Stock, $5.00 par value per share ("VBC Common Stock"), and no shares of preferred stock. There are 210,447 shares of VBC Common Stock validly issued and outstanding, all of which are fully paid and non-assessable. There are no shares of VBC preferred stock issued and outstanding. Neither VBC nor any VBC Subsidiary has or is bound by any Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on, any shares of VBC Common Stock, or any other security of VBC or any securities representing the right to vote, purchase or otherwise receive any shares of VBC Common Stock or any other security of VBC. VBC has granted no other rights through an option, warrant, or other derivative instrument, to acquire VBC Common Stock.

         (b) VBC owns all of the capital stock of Vernon Bank free and clear of any lien or encumbrance. Except for the VBC Subsidiaries, and as set forth in VBC DISCLOSURE SCHEDULE 3.02(b), VBC does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of VBC and the VBC Subsidiaries, equity interests held by VBC Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of VBC Subsidiaries. Except as disclosed in the VBC DISCLOSURE
SCHEDULE 3.02(b), all the outstanding shares of capital stock of each VBC Subsidiary are validly issued, fully paid and non-assessable and are owned by VBC or by a VBC Subsidiary, free and clear of any liens. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the sale, issuance or voting of any shares of the issued or unissued capital stock of any VBC Subsidiary which have been issued, granted or entered into by VBC or any VBC Subsidiary.

         (c) No Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of VBC Common Stock, except as disclosed in the VBC DISCLOSURE SCHEDULE 3.02(c).

         Section 3.03      Authority; No Violation.

         (a) VBC and Vernon Bank each has full corporate power and authority to execute and deliver this Agreement and, subject to a favorable vote of the VBC stockholders and receipt of all Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by VBC and Vernon Bank and the completion by VBC and Vernon Bank of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of VBC and Vernon Bank and, except for approval of the stockholders of VBC, no other corporate proceedings on the part of VBC and Vernon Bank are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by VBC and Vernon Bank and, subject to approval by the stockholders of VBC and receipt of the required approvals of Regulatory Authorities described in Section 4.03 hereof, constitutes the valid and binding obligation of VBC and Vernon Bank, enforceable against VBC and Vernon Bank in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Vernon Bank, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

         (b) The execution and delivery of this Agreement by VBC and Vernon Bank, subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.03 hereof and VBC's and Oneida Financial's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and compliance by VBC and Vernon Bank with any of the terms or provisions hereof will not: (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of VBC or the charter and bylaws of Vernon Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to VBC or Vernon Bank or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of VBC or Vernon Bank, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which VBC or Vernon Bank, is a party, or by which they or any of their respective properties or assets may be bound or affected.

         Section 3.04      Consents

         Except for the consents, waivers, approvals, and filings from or with the Regulatory Authorities referred to in Section 4.03 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the stockholders of VBC, no consents, waivers or approvals of, or filings or registrations with, any governmental authority are necessary. No consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary in connection with (a) the execution and delivery of this Agreement by VBC and Vernon Bank, and (b) the completion by VBC or Vernon Bank of the transactions contemplated hereby. Neither VBC nor Vernon Bank has any Knowledge or reason to believe that (i) any required consents or approvals including Regulatory Approvals will not be received, or (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

         Section 3.05      Regulatory Reports; Financial Statements

         (a) VBC has previously delivered to Oneida Financial the VBC Regulatory Reports. The VBC Regulatory Reports have been, and will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, and will fairly present in all material respects, the consolidated financial position, results of operations and changes in stockholders' equity of VBC as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

         (b) VBC has previously delivered to Oneida Financial the VBC Financials. The VBC Financials have been, and will be, prepared in accordance with GAAP, and (including the related notes where applicable) fairly present, or will fairly present, in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of VBC and the VBC Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

         (c) At the date of each balance sheet included in the VBC Financials or the VBC Regulatory Reports, VBC did not have, and will not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such VBC Financials or VBC Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate and which are incurred in the ordinary course of business, consistent with past practice and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         (d) VBC and Vernon Bank have filed all VBC Regulatory Reports, together with any amendments required to be made with respect thereto, that were required to be filed.

         Section 3.06      Taxes

         VBC and the VBC Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). VBC has duly filed all federal, state and material local tax returns required to be filed by or with respect to VBC and all VBC Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from VBC and any VBC Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or
(iii) have not yet been fully determined. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of VBC or any VBC Subsidiary, and no claim has been made by any authority in a jurisdiction where VBC or any VBC Subsidiary does not file tax returns that VBC or any VBC Subsidiary is subject to taxation in that jurisdiction. VBC and each VBC Subsidiary have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. VBC and each VBC Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and VBC and each VBC Subsidiary has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements in all material respects.

         Section 3.07      No Material Adverse Effect

         Except as set forth in VBC DISCLOSURE SCHEDULE 3.07, VBC and the VBC Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2005.

         Section 3.08      Contracts

         (a) Except as set forth in VBC DISCLOSURE SCHEDULE 3.08(a), neither VBC nor any VBC Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of VBC or any VBC Subsidiary, except for "at will" arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of VBC or any VBC Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of VBC or any VBC Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by VBC; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which VBC or any VBC Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Oneida Financial or any Oneida Financial Subsidiary; (vi) any agreement, written or oral, that obligates VBC or any VBC Subsidiary for the payment of more than $15,000 annually; (vii) any contract (other than this Agreement) limiting the freedom, in any material respect, of VBC or any VBC Subsidiary, to engage in any type of banking or bank-related business which VBC or any VBC Subsidiary, is permitted to engage in under applicable law as of the date of this Agreement; or (viii) any agreement, contract, arrangement, commitment or understanding (whether written or oral) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K (assuming such provisions were applicable to VBC).

         (b) True and correct copies of agreements, plans, contracts, arrangements and instruments referred to in Section 3.08(a), have been provided to Oneida Financial on or before the date hereof, are listed on VBC DISCLOSURE
SCHEDULE 3.08(a) and are in full force and effect on the date hereof and neither VBC nor any VBC Subsidiary (nor, to the knowledge of VBC, any other party to any such contract, plan, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument. Except as set forth in the VBC DISCLOSURE SCHEDULE 3.08(b), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. None of the employees (including officers) of VBC, possesses the right to terminate his/her employment as a result of the execution of this Agreement. No plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which VBC or any VBC Subsidiary is a party or under which VBC or any VBC Subsidiary may be liable contains any provision which permits an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in VBC DISCLOSURE
SCHEDULE 3.08(b), no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of VBC or any VBC Subsidiary absent the occurrence of a subsequent event; or (y) requires VBC or any VBC Subsidiary to provide a benefit in the form of VBC Common Stock or determined by reference to the value of VBC Common Stock. No such agreement, plan or arrangement with respect to officers or directors of VBC, or to VBC's knowledge, to its employees, provides for benefits which will cause an "excess parachute payment" or the disallowance of a federal income tax deduction under IRC Section 280G.

         Section 3.09      Ownership of Property; Insurance Coverage

         (a) Except as set forth in VBC DISCLOSURE SCHEDULE 3.09(a), VBC and the VBC Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by VBC or any VBC Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the VBC Regulatory Reports and in the VBC Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of New York, inter-bank credit facilities, or any transaction by Vernon Bank acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. VBC and the VBC Subsidiaries, as lessee, have the right under valid and subsisting leases of real and material personal properties used by VBC and the VBC Subsidiaries in the conduct of their businesses to occupy or use all such leased properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the VBC Financials.

         (b) With respect to all material agreements pursuant to which VBC or any VBC Subsidiary has purchased securities subject to an agreement to resell, if any, VBC or such VBC Subsidiary, as the case may be, has a lien or security interest (which to VBC's knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

         (c) VBC and each VBC Subsidiary currently maintains insurance considered by VBC to be reasonable for their respective operations and similar in scope and coverage to that customarily maintained by other businesses similarly engaged in a similar location, in accordance with good business practice. Except as set forth in VBC DISCLOSURE SCHEDULE 3.09(c), VBC has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by VBC under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years VBC has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. VBC DISCLOSURE
SCHEDULE 3.09(c) identifies all policies of insurance maintained by VBC.

         Section 3.10      Legal Proceedings

         Except as set forth in VBC DISCLOSURE SCHEDULE 3.10, Neither VBC nor any VBC Subsidiary is a party to any, and there are no pending or, to the best of VBC's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against VBC or any VBC Subsidiary,
(ii) to which VBC or any VBC Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of VBC to perform under this Agreement.

         Section 3.11      Compliance With Applicable Law

         (a) VBC and the VBC Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them. VBC and each VBC Subsidiary, directly or indirectly, owns, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible or intangible proprietary information or material that are material to the business of VBC and the VBC Subsidiaries.

         (b) Except as set forth in VBC DISCLOSURE SCHEDULE 3.11(b), neither VBC nor any VBC Subsidiary has received any notification or communication from any Regulatory Authority, nor do they have any Knowledge of facts which would form the basis for any Regulatory Authority to take action (i) asserting that VBC or any VBC Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to VBC or any VBC Subsidiary; (iii) requiring or threatening to require VBC or any VBC Subsidiary, or indicating that VBC or any VBC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of VBC or any VBC Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of VBC or any VBC Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Except as set forth in VBC Disclosure
Schedule 3.11(b), neither VBC nor any VBC Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory ratings given to Vernon Bank as to compliance with the Community Reinvestment Act is satisfactory or better.

         Section 3.12      ERISA/Employee Compensation

         (a) VBC DISCLOSURE SCHEDULE 3.12(a) includes a descriptive list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other benefit practices, policies and arrangements maintained by VBC or any VBC Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of VBC or any VBC Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the "Compensation and Benefit Plans"). A true and correct copy of each Compensation and Benefit Plan has previously been delivered to Oneida Savings. Neither VBC nor any VBC Subsidiary has any commitment to create any additional Compensation and Benefit Plan or, except as set forth in VBC DISCLOSURE SCHEDULE 3.12(a) or as provided for in this Agreement, to modify, change or renew any existing Compensation and Benefit Plan.

         (b) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Age Discrimination in Employment Act, and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and VBC is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the best knowledge of VBC, threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither VBC nor any VBC Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject VBC or any VBC Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof and subsequently expires as of the day next preceding the Merger Effective Date.

         (c) Neither VBC, nor any VBC Subsidiary or any entity which is considered one employer with VBC under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate") is a sponsor of or maintains a defined benefit Pension Plan or any Compensation and Benefit Plan subject to Title IV of ERISA, or has any liability under any such plan that was previously sponsored or maintained by it. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any single employer plan of an ERISA Affiliate (an "ERISA Affiliate Plan") within the 12-month period ending on the date hereof. To the knowledge of VBC, there is no pending investigation or enforcement action by any Regulatory Authority with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan, except as set forth in VBC DISCLOSURE SCHEDULE 3.12(c).

         (d) All material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which VBC or any VBC Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued monthly on VBC's consolidated financial statements. VBC and the VBC Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes as required by generally accepted accounting principles. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA. Neither VBC, nor any VBC Subsidiary or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, or (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a Lien under Section 412(n) of the Code or pursuant to ERISA.

         (e) Except as set forth in VBC DISCLOSURE SCHEDULE 3.12(a), neither VBC nor any VBC Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by VBC or any VBC
Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

         (f) Neither VBC nor any VBC Subsidiary maintains any Compensation and Benefit Plans covering foreign employees.

         (g) With respect to each Compensation and Benefit Plan, if applicable, VBC has provided or made available to Oneida Savings copies of the: (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) most recent actuarial report and financial statement; (D) the most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS; and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

         (h) Except as set forth in VBC DISCLOSURE SCHEDULE 3.12(h) or as otherwise provided in this Agreement, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Merger Effective Date) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

         (i) No compensation payable by VBC or any VBC Subsidiary to any of their employees under any Compensation and Benefit Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under
Section 162(m) of the IRC.

         Section 3.13      Brokers, Finders and Financial Advisors

         Other than the engagement of Danielson Associates, Inc. to render its opinion as contemplated by Section 3.20 of this Agreement, neither VBC nor any VBC Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, which has not been reflected in the VBC Financials.

         Section 3.14      Environmental Matters

         (a) With respect to VBC and each VBC Subsidiary:

                  (i) Each of VBC and the VBC Subsidiaries, the Participation Facilities, and, to VBC's knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to VBC's knowledge, threatened, before any court, governmental agency or board or other forum against VBC or any VBC Subsidiary or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any VBC Subsidiary or any Participation Facility;

                  (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to VBC's knowledge, threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or VBC or any VBC Subsidiary in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                  (iv) The properties currently owned or operated by VBC or any VBC Subsidiary (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

                  (v) Neither VBC nor any VBC Subsidiary has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (vi) There are no underground storage tanks on, in or under any properties owned or operated by VBC or any VBC Subsidiary or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by VBC or any VBC Subsidiary or any Participation Facility; and

                  (vii) During the period of VBC's or any VBC Subsidiary's ownership or operation of any of their respective current properties or VBC's or any VBC Subsidiary's participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To VBC's knowledge, prior to the period of (x) VBC's or any VBC Subsidiary's ownership or operation of any of their respective current properties or (y) VBC's or any VBC Subsidiary's participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

         (b) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         Section 3.15      Loan Portfolio

         (a) The allowance for possible losses reflected in VBC's statement of condition at December 31, 2005 and all applicable regulatory requirements was, and the allowance for possible losses shown on the balance sheets in VBC's Regulatory Reports for periods ending after December 31, 2005 and all applicable regulatory requirements will be, adequate, as of the dates thereof, under GAAP.

         (b) VBC DISCLOSURE SCHEDULE 3.15(b) sets forth a listing, as of the last practicable date prior to the date of this Agreement, by account, of: (A) all loans (including loan participations) of VBC or any VBC Subsidiary that have been accelerated during the past twelve months; (B) all loan commitments or lines of credit of VBC or any VBC Subsidiary which have been terminated by VBC or any VBC Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) all loans, lines of credit and loan commitments as to which VBC or any VBC Subsidiary has given written notice of its intent to terminate during the past twelve months; (D) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from VBC or any VBC Subsidiary to any of their respective borrowers, customers or other parties during the past twelve months wherein VBC or any VBC Subsidiary has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (E) each borrower, customer or other party which has notified VBC or any VBC Subsidiary during the past twelve months of, or has asserted against VBC or any VBC Subsidiary, in each case in writing, any "lender liability" or similar claim, and, to the knowledge of VBC, each borrower, customer or other party which has given VBC or any VBC Subsidiary any oral notification of, or orally asserted to or against VBC or any VBC Subsidiary, any such claim; (F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and (G) all assets classified by VBC or any VBC Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

         (c) All loans receivable (including discounts) and accrued interest entered on the books of VBC and each VBC Subsidiary arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of the respective business of VBC and each VBC Subsidiary, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. To the knowledge of VBC and each VBC Subsidiary, the loans, discounts and the accrued interest reflected on the books of VBC and each VBC Subsidiary, are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by VBC or each VBC Subsidiary, free and clear of any Liens.

         (d) The notes and other evidences of indebtedness evidencing the loans described in clause (c) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

         (e) VBC DISCLOSURE SCHEDULE 3.15(e) sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-earning assets of VBC, and each VBC Subsidiary that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import, and VBC and each VBC Subsidiary shall promptly after the end of any month inform Oneida Financial of any such classification arrived at any time after the date hereof. The other real estate owned ("OREO") included in any non-performing assets of VBC, or any VBC Subsidiary is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past twelve (12) months.

         Section 3.16      Related Party Transactions

         Except as disclosed in VBC DISCLOSURE SCHEDULE 3.16, neither VBC nor Vernon Bank is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of VBC. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of VBC is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. VBC has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade
classification   accorded   such  loan  or  credit   accommodation   by  VBC  is
inappropriate.

         Section 3.17      Schedule of Termination Benefits

         VBC DISCLOSURE SCHEDULE 3.17 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, granted to such individuals, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by VBC or any VBC Subsidiary solely for the benefit of officers or directors of VBC or any VBC Subsidiary (the "Benefits Schedule"), assuming their employment or service is terminated as of January 2, 2007 and the Closing Date occurs immediately prior to such termination. No other individuals are entitled to benefits under any such plans.

         Section 3.18      Deposits

         None of the deposits of VBC or any VBC Subsidiary is a "brokered" deposit as defined in 12 CFR 337.6(a)(2).

         Section 3.19 Antitakeover Provisions Inapplicable; Required Vote of Stockholders

         Except as set forth on VBC DISCLOSURE SCHEDULE 3.19, and except for approvals required under the federal and state banking laws, the transactions contemplated by this Agreement are not subject to any applicable state takeover law. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of VBC common stock entitled to vote is necessary to approve this Agreement and the transactions contemplated hereby.

         Section 3.20      Fairness Opinion

         VBC has received an opinion from Danielson Associates, Inc. , to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of VBC pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

         Section 3.21      Administration of Fiduciary Accounts

         VBC and each VBC Subsidiary has properly administered all accounts for which it acts as a fiduciary including, but not limited to, accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations, except for failures to so administer which would not have a Material Adverse Effect on the VBC. Neither VBC nor any VBC Subsidiary, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account, except for breaches of trust and failures to maintain records which would not, individually or in the aggregate, have a Material Adverse Effect on VBC.

         Section 3.22      Derivative Transactions

         All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for VBC's own account, or for the account of one or more of VBC's Subsidiaries or their customers (all of which are set forth in VBC DISCLOSURE SCHEDULE 3.22), were entered into in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of VBC or a VBC Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither VBC nor any VBC Subsidiary, nor to the Knowledge of VBC any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

         Section 3.23      Information in the Proxy Statement

         VBC represents and warrants that the Proxy Statement will not, either at the time it is mailed to the VBC Stockholders or at the time of the VBC stockholders meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, no representation or warranty is made hereby with respect to information supplied or required to be supplied by Oneida Financial for inclusion in the proxy statement.

         Section 3.24      Good Faith

         Neither VBC or any VBC Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any approval from any regulatory authority or the consummation of the transactions contemplated by this Agreement.

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

         Section 3.25      Community Reinvestment Act Compliance.

         Vernon Bank is in material compliance with the applicable provisions of the Community Reinvestment Act (the "CRA") and the regulations promulgated thereunder except where the failure to be in compliance would not have a Material Adverse Effect on VBC, and Vernon Bank currently has a CRA rating of satisfactory or better. To the knowledge of VBC, there is no fact or circumstance or set of facts or circumstances that would cause Vernon Bank to fail to comply with such provisions or cause the CRA rating of Vernon Bank to fall below satisfactory.

         Section 3.26      Anti-Money Laundering Compliance.

         Vernon Bank maintains an effective anti-money laundering program and is in compliance in all material respects with federal laws and regulations relating to such anti-money laundering program.

          ARTICLE IV-REPRESENTATIONS AND WARRANTIES OF ONEIDA FINANCIAL

         Oneida Financial represents and warrants to VBC that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the ONEIDA FINANCIAL DISCLOSURE SCHEDULES delivered by Oneida Financial to VBC on the date hereof. Oneida Financial has made a good faith effort to ensure that the disclosure on each schedule of the ONEIDA FINANCIAL DISCLOSURE SCHEDULES corresponds to the section reference herein.

         Section 4.01      Organization

         (a) Oneida Financial is a corporation duly organized, validly existing and in good standing under the laws of the United States of America, and is duly registered as a savings and loan holding company under the HOLA. Oneida Financial has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Oneida Financial.

         (b) Oneida Savings is a stock savings bank duly organized, validly existing and in good standing under the laws of the State of New York. State Bank is a stock bank duly organized, validly existing and in good standing under the laws of the State of New York. The deposits of Oneida Savings and State Bank are insured by the FDIC through the DIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Oneida Savings and State Bank.

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

         (c) Oneida Financial owns all of the capital stock of Oneida Savings, and Oneida Savings owns all of the capital stock of State Bank, in each case, free and clear of any lien or encumbrance.

         (d) Oneida Merger Corp., at the Merger Effective Date, will be a corporation duly organized, validly existing and in good standing under the laws of the State of New York. At the Merger Effective Date, Oneida Savings will have received all requisite approvals of government authorities to own, and Oneida Savings will own, all of the outstanding capital stock of Oneida Merger Corp.

         Section 4.02      Authority; No Violation

         (a) Each of Oneida Financial and Oneida Savings has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Oneida Financial and Oneida Savings and the completion by Oneida Financial and Oneida Savings of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Oneida Financial and Oneida Savings, respectively, and no other corporate proceedings on the part of Oneida Financial and Oneida Savings are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Oneida Financial and Oneida Savings and, subject to receipt of the required approvals of Regulatory Authorities described in Section 4.03 hereof, constitutes the valid and binding obligation of Oneida Financial and Oneida Savings, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

         (b) The execution and delivery of this Agreement by Oneida Financial and Oneida Savings, subject to receipt of approvals from the Regulatory
Authorities referred to in Section 4.03 hereof and VBC's, Vernon Bank's and Oneida Financial's and Oneida Savings' compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and compliance by Oneida Financial or Oneida Savings with any of the terms or provisions hereof, will not (i) conflict with or result in a breach of any provision of the charter or bylaws of Oneida Financial or any Oneida Financial Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Oneida Financial or any Oneida Financial Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Oneida Financial or any Oneida Financial Subsidiary, or under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Oneida Financial or any Oneida Financial Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults in clause (ii) or (iii) hereof which, either, individually or in the aggregate will not have a Material Adverse Effect on Oneida Financial or Oneida Savings.

         (c) Oneida Merger Corp. will, at the Merger Effective Date, have full corporate power and authority to enter into and join in this Agreement or to execute and deliver a plan of merger to effectuate the Merger contemplated by this Agreement and, subject to receipt of the required approvals of Regulatory Authorities, to consummate the transactions contemplated hereby.

         Section 4.03      Consents

         Except for consents, approvals, filings and registrations from or with the Department, FDIC, OCC, FRB and OTS, and compliance with any conditions contained therein, and the approval of this Agreement by the stockholders of VBC, and the filing of the articles of combination and certificate of merger with the OTS, the Department, and the New York Department of State, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Oneida Financial and Oneida Savings, and (b) the completion by Oneida Financial and Oneida Savings of the transactions contemplated hereby. Neither Oneida Financial nor Oneida Savings has any Knowledge or reason to believe that
(i) any required consents or approvals including Regulatory Approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Oneida Financial's or Oneida Savings' ability to complete the transactions contemplated by this Agreement, or
(ii) that any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

         Section 4.04      Compliance With Applicable Law

         Neither Oneida Financial nor any Oneida Financial Subsidiary has received any notification or communication from any Regulatory Authority, nor do they have any Knowledge of facts which would form the basis for any Regulatory Authority to take action: (i) asserting that Oneida Financial or any Oneida Financial Subsidiary is not in compliance in any material manner with any of the statutes, regulations or ordinances which such Regulatory Authority enforces;
(ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Oneida Financial or any Oneida Financial Subsidiary; (iii) requiring or threatening to require Oneida Financial or any Oneida Financial Subsidiary, or indicating that Oneida Financial or any Oneida Financial Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Oneida Financial or any Oneida Financial Subsidiary; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Oneida Financial or any Oneida Financial Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Oneida Financial nor any Oneida Financial Subsidiary is a party to, nor has consented to any Regulatory Agreement. The most recent regulatory rating given to Oneida Savings as to compliance with the CRA is satisfactory or better.

         Section 4.05      Information to be Supplied

         The information to be supplied by Oneida Financial for inclusion in the Proxy Statement will not, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Oneida Financial for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

         Section 4.06      Financing

         As of the date hereof Oneida Financial has adequate financial resources under regulatory capital standards, and at the Merger Effective Date, Oneida Financial will have sufficient cash funds to meet its obligations under this Agreement and to consummate in a timely manner the transactions contemplated hereby and thereby, including without limitation the payment of the Merger Consideration.

         Section 4.07      Legal Proceedings

         As of the date of this Agreement, neither Oneida Financial nor any Oneida Financial Subsidiary is a party to any action, suit or proceeding that challenges the validity or propriety of any of the transactions contemplated by this Agreement, or which could adversely affect the ability of Oneida Financial to perform under this Agreement.

                       ARTICLE V-COVENANTS OF THE PARTIES

         Section 5.01      Conduct of VBC's Business

         (a) From the date of this Agreement to the Closing Date, VBC and each VBC Subsidiary will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement, or required by law or with the written consent of Oneida Financial. VBC and each VBC Subsidiary will use their reasonable good faith efforts subject to the requirements of this Agreement, to (i) preserve their business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for themselves the good will of their customers and others with whom business relationships exist.

         (b) From the date of this Agreement to the Closing Date, except as otherwise consented to by Oneida Financial in writing, which consent shall not be unreasonably withheld, or as contemplated or required by this Agreement, VBC will not, and VBC will not permit any VBC Subsidiary to:

                  (i) amend or change any provision of its certificate of incorporation, charter, or bylaws, impose, or suffer the imposition, on any share of VBC common stock held by VBC of any material lien, charge or encumbrance or permit any such lien to exist;

                  (ii)  change  the number of shares of its  authorized  capital stock or issue or grant any Right, option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, redeem or otherwise acquire any shares of such capital stock, or sell or issue any shares of capital stock;

                  (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                  (iv) hire any new employees (except to replace departing employees at comparable compensation levels), grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except and as may be required pursuant to legally binding commitments existing on the date hereof and set forth on VBC DISCLOSURE SCHEDULES 3.08 and 3.12;

                  (v) enter into or,  except as may be required  by law,  modify any pension, retirement, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

                  (vi) merge or consolidate VBC or any VBC Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of VBC or any VBC Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between VBC, or any VBC Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by VBC or any VBC Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                  (vii) sell or otherwise dispose of the capital stock of VBC or any VBC Subsidiary or sell or otherwise dispose of any asset of VBC or of any VBC Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of VBC or of any VBC Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, the collections and/or processing of checks, drafts, notes, instruments or letters of credit, liens granted to the FHLB of New York to secure advances to VBC from the FHLB of New York, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                  (viii) take any action which would result in any of the representations and warranties of VBC set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

                  (ix) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating VBC or Vernon Bank;

                  (x) waive, release, grant or transfer any material rights of value, cancel or compromise any material debt or claim, or modify or change in any material respect any existing material agreement or indebtedness to which VBC or any VBC Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                  (xi) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc., except for a local municipal bond issue with which Vernon Bank has a relationship, to the extent and in amounts consistent with Vernon Bank's past practice, or otherwise alter, in any material respect, the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of mortgage-backed securities;

                  (xii) except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the VBC DISCLOSURE SCHEDULE 5.01(b)(xii), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $30,000 in the aggregate for unsecured loans and $100,000 in the aggregate for secured loans; provided, however, that Oneida Financial's prior written consent or approval to any new loan or other credit facility commitment shall not be unreasonably withheld or delayed;

                  (xiii)  enter  into,   renew,   extend  or  modify  any  other
transaction with any Affiliate;

                  (xiv) purchase any debt securities, or enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xv) except for the execution of this Agreement and actions taken in accordance with this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

                  (xvi) make any change in policies with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies, including deposit liabilities, in any material respect except as may be required by changes in applicable law or regulations or direction of a Regulatory Authority;

                  (xvii) except for the execution of this Agreement, and actions taken in accordance with this Agreement, take any action that would give rise to a right of payment or an acceleration of the right to payment to any individual under any Compensation and Benefit Plan;

                  (xviii) make any capital expenditures in excess of $10,000 individually or $25,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures not greater than $5,000 in order to maintain existing assets in good repair;

                  (xix) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (xx) sell any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) or OREO properties (other than sales of OREO which generate a net book loss of not more than $5,000 per property) or acquire any new loan participation or loan servicing rights;

                  (xxi) modify or restructure the terms of any loan to any borrower or group of affiliated borrowers in excess of $30,000 in the aggregate for unsecured loans and $100,000 in the aggregate for secured loans;

                  (xxii) sell or otherwise dispose of any loan, mortgage-backed security or investment security except in the ordinary course of business consistent with past practices;

                  (xxiii)  except  as  set  forth  in  VBC  DISCLOSURE  SCHEDULE
5.01(b)(xxiii) undertake, enter into or renew any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by VBC or any VBC Subsidiary of more than $10,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof;

                  (xxiv) except as required by applicable law, regulation or regulatory directive, charge-off any loan with a principal balance in excess of $5,000;

                  (xxv) materially change the pricing strategies of Vernon Bank with respect to its deposits or loan accounts;

                  (xxvi) invest in "high risk" mortgage derivative investments as defined by the Federal Financial Institutions Examination Council;

                  (xxvii) discharge or satisfy any lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

                  (xxviii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xxix) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon indicating that there is no apparent violation of or liability under the Environmental Laws, provided, however, that it shall not be required to obtain such a report with respect to one- to four-family, non-agricultural residential property of five (5) acres or less to be foreclosed upon unless it has reason to believe that such property might be in violation of or require remediation under Environmental Laws;

                  (xxx) except as set forth in VBC DISCLOSURE SCHEDULE 5.01(b)(xxx), make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $10,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by VBC or a VBC Subsidiary or repurchase agreements made, in each case, in the ordinary course of business;

                  (xxxi) except in the ordinary course of business consistent with past practice and involving an amount not in excess of $5,000, settle any claim, action or proceeding; provided that no settlement shall be made if it involves a precedent for other similar claims, which in the aggregate, could be material to VBC, taken as a whole;

                  (xxxii) take any action which would or is reasonably likely to adversely effect or materially delay the receipt of the necessary approvals from the Regulatory Authorities, except as may be required by law or regulatory directive;

                  (xxxiii) take action that would or is reasonably likely to materially and adversely affect VBC's ability to perform its covenants and agreements under this Agreement, except as may be required by law or regulatory directive;

                  (xxxiv) take any action that would result in any of the conditions to the Merger not being satisfied, except as may be required by law or regulatory directive; or

                  (xxxv) agree to do any of the foregoing.

         Section 5.02      Access; Confidentiality

         (a) Each of VBC and the VBC Subsidiaries shall permit Oneida Financial and its representatives reasonable access to its properties, and shall disclose and make available to them all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of VBC and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors and any committees thereof (other than minutes that discuss any of the transactions contemplated by this Agreement), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any Regulatory Authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Oneida Financial may have a reasonable interest. Notwithstanding the foregoing, neither VBC nor the VBC Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of such party's customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment or decree. Subject to applicable legal requirements, the parties hereto will make appropriate substitute disclosure arrangements under circumstances in which restrictions of the preceding sentence apply. VBC and the VBC Subsidiaries shall make their respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Oneida Financial and its representatives, subject to the limitations of this paragraph. Upon advance notice and coordination of mutually agreeable and reasonable arrangements, VBC and each VBC Subsidiary shall permit Oneida Financial, at its expense, to cause a "phase I environmental audit" and, if a recognized environmental condition is found or suspected, a "phase II environmental audit" to be performed at any physical location owned or occupied by VBC or any VBC Subsidiary. For any leased locations, such arrangements shall be subject to obtaining any necessary consents of the landlord. Copies of any such environmental reports shall be provided to VBC upon its request. The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the agreement between VBC and Oneida Financial (the "Confidentiality Agreement").

         (b)  Oneida  Financial  agrees  to  conduct  such   investigations  and
discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

         (c) Subject to applicable legal requirements, in addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, VBC shall permit employees of Oneida Financial reasonable access to information relating to problem loans, loan restructurings and loan work-outs of VBC and the VBC Subsidiaries.

         (d) If the transactions contemplated by this Agreement shall not be consummated, VBC and Oneida Financial will each destroy or return all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. VBC and Oneida Financial shall each give prompt written notice to the other party of any contemplated disclosure where such disclosure is so legally required.

         Section 5.03      Regulatory Matters and Consents

         (a) Oneida Financial and Oneida Savings will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

         (b) VBC will furnish Oneida Financial with all information concerning VBC and VBC Subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Oneida Financial to any Regulatory Authority in connection with the transactions contemplated by this Agreement. The information supplied, or to be supplied by VBC and Vernon Bank for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material respects.

         (c) Oneida Financial and VBC will promptly furnish each other with copies of all material written communications to, or received by them from any Regulatory Authority in respect of the transactions contemplated hereby and notice of material oral communications with the Regulatory Authorities with respect to the transactions contemplated hereby.

         (d) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. Oneida Financial will furnish VBC with (i) copies of all Applications prior to filing with any Regulatory Authority and provide VBC a reasonable opportunity to provide changes to such Applications, and (ii) copies of all Applications filed by Oneida Financial.

         (e) VBC and Oneida Financial will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it and its Subsidiaries as may be necessary or advisable in connection with any Application or filing (including the Proxy Statement) made by or on behalf of Oneida Financial or VBC to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other.

         Section 5.04      Taking of Necessary Action

         (a) Oneida Financial and VBC shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) obtain any necessary stockholder approval of their respective stockholders to complete the Merger, (ii) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement, and (iii) take or cause to be taken all action necessary on its part using its best efforts so as to permit completion of the Merger including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither VBC nor any VBC Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Oneida Financial, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would impair the prospects of completing the Merger and the transactions contemplated hereby pursuant to this Agreement and the related agreements; provided that nothing herein contained shall preclude Oneida Financial or VBC from exercising its rights under this Agreement.

         (b) VBC shall prepare, subject to the review and consent of Oneida Financial with respect to matters relating to Oneida Financial and the transactions contemplated by this Agreement, a Proxy Statement to be mailed to the stockholders of VBC in connection with the meeting of its stockholders and transactions contemplated hereby, which Proxy Statement shall conform to all applicable legal requirements. The parties shall cooperate with each other with respect to the preparation of the Proxy Statement. VBC shall, as promptly as practicable following the preparation thereof, file the Proxy Statement with the applicable agency, if any, and VBC shall use all reasonable efforts to have the Proxy Statement mailed to stockholders as promptly as practicable. VBC will promptly advise Oneida Financial of the time when the Proxy Statement has been filed, if applicable, and mailed, or of any comments from any applicable agency or any request for additional information.

         Section 5.05      Certain Agreements

         (a) From and after the Merger Effective Date through the sixth anniversary thereof, or until the final disposition of such Claim (as herein defined) with respect to any Claim asserted within the period, and except as limited, conditioned or prohibited by laws, rules, regulations or orders to which Oneida Financial is subject at the time such payments are to be made, Oneida Financial shall, to the fullest extent permitted under applicable law, and under the respective Certificate of Incorporation, bylaws, or similar governing documents of VBC or any VBC subsidiary as in effect on the date of this Agreement, indemnify, defend and hold harmless each present director and officer of VBC and any VBC Subsidiary determined as of the Closing Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Oneida Financial, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Merger Effective Date (a "Claim"), except that a Claim shall not include any action, suit, proceeding or investigation, whether formal or informal, by a Regulatory Authority, in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is a director or officer of VBC or any VBC Subsidiary, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of VBC or any VBC Subsidiary are entitled under applicable law as in effect on the date hereof (and Oneida Financial shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible under applicable law as in effect on the date hereof; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final non-appealable disposition of such Claim.

         (b) Any  Indemnified  Party  wishing  to  claim  indemnification  under
Section 5.05(a), upon learning of any Claim, shall promptly notify Oneida Financial, but the failure to so notify shall not relieve Oneida Financial of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Oneida Financial. In the event of any Claim,
(i) Oneida Financial shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and upon such assumption shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Oneida Financial elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Oneida Financial and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them and Oneida Financial, and Oneida Financial shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided further that Oneida Financial shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same allegations or circumstances, (ii) the Indemnified Parties will cooperate in the defense of any such Claim and (iii) Oneida Financial shall not be liable for any settlement effected without its prior written consent.

         (c) In the event Oneida  Financial or any of its  successors or assigns
(i) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Oneida Financial assume the obligations set forth in this Section 5.05.

         (d) Oneida Financial will use its reasonable best efforts to maintain, or cause Oneida Savings to maintain, in effect for six years following the Merger Effective Date, the current directors' and officers' liability insurance policies maintained by VBC and Vernon Bank (provided, that Oneida Financial may, at its option, substitute therefor polices of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Merger Effective Date; provided, however, that in no event shall Oneida Financial be required to expend pursuant to this Section 5.05(d) in the aggregate more than $20,000 with respect to such insurance (the "Maximum Amount"); provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceed the Maximum Amount, Oneida Financial shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In connection with the foregoing, VBC and Vernon Bank agrees in order for Oneida

Financial to fulfill its agreement to provide directors' and officers' liability insurance policies for six years to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

         (e) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         Section 5.06      No Other Bids and Related Matters

         From and after the date hereof until the earlier of the Closing or the termination of this Agreement, neither VBC, nor any VBC Subsidiary, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by VBC or any VBC Subsidiary), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any VBC Subsidiary or any investment banker, financial advisor, attorney, accountant or other representative retained by any VBC Subsidiary to take any such action, and VBC shall notify Oneida Financial orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any VBC Subsidiary or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters; provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of Directors of VBC from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal to acquire VBC pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that: (A) the Board of Directors of VBC determines in its good faith, after reasonable inquiry and consultation with its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to VBC's stockholders; (B) the Board of Directors of VBC, after consultation with and after considering the advice of independent legal counsel, determines in good faith that failure to take such action may cause the Board of Directors of VBC to breach its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal"); (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, VBC (x) notifies Oneida Financial of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with VBC or any of its representatives, indicating in connection with such notice, the name of such person and the material terms and conditions of any inquiries, proposals or offers, and (y) receives from such person or entity an executed confidentiality agreement substantially identical to the Confidentiality Agreement; and (D) the VBC special meeting of stockholders convened to approve this Agreement has not occurred, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, or (iii) prior to the VBC special meeting of stockholders convened to approve this Agreement, failing to make or withdrawing or modifying its recommendation for stockholders to approve this Agreement because there exists a Superior Proposal and the Board of Directors of VBC, after consultation with and after considering the advice of independent legal counsel, determined in good faith that failure to take such action may cause such Board of Directors to breach its fiduciary duties to stockholders under applicable law. Notwithstanding the foregoing, this Agreement shall be submitted to the VBC stockholders for the purpose of adopting this Agreement and approving the Merger, provided that this Agreement shall not be required to be submitted to the stockholders of VBC if this Agreement has been terminated pursuant to Section 7.01(c)(iv) or (d)(iv). VBC agrees that it will promptly keep Oneida Financial informed of the status and terms of any Acquisition Proposals and the discussions or negotiations relating thereto. For purposes of this Agreement, "Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving VBC or any VBC Subsidiary: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of VBC, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of VBC or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         Section 5.07      Duty to Advise; Duty to Update the VBC Disclosure
Schedules

         VBC shall promptly advise Oneida Financial of any change or event having a Material Adverse Effect on it or on any VBC Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. VBC shall update the VBC DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the VBC DISCLOSURE SCHEDULES. The delivery of such updated Schedule shall not relieve VBC from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.02(c) hereof.

         Section 5.08      Conduct of Oneida Financial's Business

         From the date of this Agreement to the Closing Date, Oneida Financial will use its best efforts to (x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of customers of Oneida Savings and its other Subsidiaries. From the date of this Agreement to the Closing Date, neither Oneida Financial nor any Oneida Financial Subsidiary will (i) amend its certificate of incorporation, charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement, (ii) take any action which would result in any of the representations and warranties of Oneida Financial or Oneida Savings set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law, (iii) take any action which would or is reasonably likely to adversely effect or materially delay the receipt of the necessary approvals from the Regulatory Authorities, (iv) take action that would or is reasonably likely to materially and adversely affect Oneida Financial's ability to perform its covenants and agreements under this Agreement, (v) take any action that would result in any of the conditions to the Merger not being satisfied, or (vi) agree to do any of the foregoing.

         Section 5.09      Board and Committee Minutes

         VBC and the VBC Subsidiaries shall each provide to Oneida Financial within thirty (30) days after any meeting of their respective Board of Directors, or any committee thereof, a copy of the minutes of such meeting, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date (provided that they may redact any portion of the minutes that relate to any confidential discussion or matters related to this Agreement and the transactions contemplated thereby).

         Section 5.10      Undertakings by VBC and Oneida Financial

         (a) From and after the date of this Agreement:

                  (i) Voting by Directors. Simultaneously with the execution of this Agreement, each Director of VBC shall enter into the VBC Voting Agreement set forth as Exhibit A to this Agreement;

                  (ii) Proxy Solicitor. VBC may, and shall if requested to do so
by  Oneida   Financial,   retain  a  proxy  solicitor  in  connection  with  the
solicitation of stockholder approval of this Agreement;

                  (iii) Outside Service Bureau Contracts. If requested to do so by Oneida Financial, VBC shall use its best efforts to obtain an extension of, or termination of, any contract with an outside service bureau or other vendor of services to VBC, on terms and conditions mutually acceptable to VBC and Oneida Financial;

                  (iv) Board Meetings. VBC and Vernon Bank shall permit a representative of Oneida Financial to attend any meeting of VBC or Vernon Bank's Board of Directors or the Committees thereof as an observer (provided that they shall not be required to permit the Oneida Financial representative to remain present during any confidential discussion of the Agreement and the transactions contemplated thereby) or during the discussion of any other matter for which the Board of Directors reasonably determines that the presence of an observer may violate a confidentiality obligation or other legal or regulatory requirement;

                  (v) List of Nonperforming Assets and Lending Activities. VBC shall provide Oneida Financial, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No.15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans. On a monthly basis, VBC shall provide Oneida Financial with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and information contained in standard monthly reports, the form of which has been provided to Oneida Financial. VBC shall not foreclose on any commercial real estate loan except to the extent that VBC and Oneida Financial mutually agree on the conditions of the foreclosure proceedings or for proceedings currently in process;

                  (vi) Reserves and Merger-Related Costs. On or before the Merger Effective Date, VBC shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of VBC to those of Oneida Financial (as such practices and methods are to be applied to VBC from and after the Closing Date) and Oneida Financial's plans with respect to the conduct of the business of VBC following the Merger and otherwise to reflect Merger-related expenses and costs incurred by VBC; provided, however, that VBC shall not be required to take such action unless Oneida Financial agrees in writing that all conditions to closing set forth in Section 6.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Oneida Financial of the writing referred to in the preceding clause, VBC shall provide Oneida Financial a written statement, certified by the chief executive officer of VBC and dated the date of such writing, that the representation made in Section 3.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by VBC or any VBC Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.01(b) hereof. No action shall be required to be taken by VBC pursuant to this Section 5.10(vi) if, in the opinion of VBC's independent auditors, such action would contravene GAAP;

                  (vii) Stockholders Meeting. VBC shall submit this Agreement to its stockholders for approval at a meeting to be held within ninety 90 days of the date of this Agreement, and, subject to the next sentence, its Boards of Director shall recommend approval of this Agreement to the VBC stockholders. The Board of Directors of VBC may fail to make such a recommendation, or withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in Section 5.06 of this Agreement, and only if such Board of Directors, after having consulted with and considered the advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under New York law; and

                  (viii) Systems Conversions. VBC and Oneida Financial shall meet on a regular basis to discuss and plan for the conversion of VBC and the VBC Subsidiaries' data processing and related electronic informational systems to those used by Oneida Financial and its subsidiaries, which planning shall include, but not be limited to, discussion of the possible termination by VBC and Vernon Bank of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by VBC or any of its Subsidiaries in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that VBC shall not be obligated to take any such action prior to the Effective Time and, unless VBC otherwise agrees, no conversion shall take place prior to the Effective Time. In the event that VBC or any of its Subsidiaries takes, at the request of Oneida Financial, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees, expenses or charges, Oneida Financial shall indemnify VBC and its Subsidiaries for any such fees, expenses and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated because of a breach of this Agreement by Oneida Financial.

         (b) From and after the date of this Agreement, Oneida Financial and VBC shall each:

                  (i) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Proxy Statement, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and (D) all other documents contemplated by this Agreement;

                  (ii) Public Announcements. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to stockholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

                  (iii) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                  (iv) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with generally accepted accounting principles applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

                  (v) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due, except those being contested in good faith; or

                  (vi) Delivery of Securities. Deliver to the other, copies of all Securities Documents and Regulatory Reports simultaneously with the filing thereof.

         (c) VBC DISCLOSURE SCHEDULE 5.10(c) sets forth a good faith estimate of VBC's budget of Merger-related expenses (the "Budget") to be incurred and payable by VBC in connection with this Agreement and the transactions contemplated hereby, including the fee and expenses of counsel, accountants, investment bankers and other professionals. VBC shall promptly notify Oneida Financial if or when it determines that it expects to exceed its Budget. Promptly, but in any event within 30 days, after the execution of this Agreement, VBC shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. VBC shall accrue and/or pay all of such amounts as soon as possible. VBC shall request that its professionals render monthly invoices within 30 days after the end of each month. VBC shall notify Oneida Financial monthly of all out-of-pocket expenses, which VBC has incurred in connection with this Agreement. No later than three (3) business days prior to the Closing Date, VBC shall provide Oneida Financial with a statement of all Merger-related expenses incurred and payable, and to be incurred and payable, including the fees and expenses of counsel, accountants, investment bankers and other professionals, and all costs and expenses associated with any legal proceedings relating to this Agreement and the transactions contemplated hereunder, through the Merger Effective Date (the "Closing Expense Statement").

         Section 5.11      Employee and Termination Benefits; Directors and
Management

         (a) Employee  Benefits.  Except as otherwise  specifically  provided in
             ------------------
this Section 5.11, Oneida Financial will review all VBC Compensation and Benefit Plans to determine whether to terminate or continue such plans.

                  (1) Health, Welfare and Fringe Benefits. All VBC employees who
                      -----------------------------------
become employed by Oneida Financial or any entity within the same controlled group of corporations as Oneida Financial as a result of the Merger ("VBC Continuing Employees") shall become participants in all health, welfare and/or fringe benefit plans, programs and policies on the same terms and conditions as are applicable to employees of Oneida Financial(or Subsidiary, as applicable). In addition, VBC Continuing Employees shall be given credit for service with VBC (or a VBC subsidiary or any predecessor thereto) prior to the Merger Effective Date for purposes of (i) determining eligibility; (ii) satisfying any waiting periods concerning pre-existing conditions; and (iii) satisfying any co-payment or deductible requirements. Furthermore, VBC employees whose employment is terminated in connection with the Merger shall be eligible for severance benefits pursuant to the Transition Benefit Plan adopted by Oneida Savings, subject to the qualifications and limitations thereof, and the Transition Benefit Plan shall remain in effect for one year from the Merger Effective Date.

                  (2) Tax-Qualified Retirement Plans.
                      ------------------------------

                           (A) VBC ESOP. The Vernon Bank Corporation Amended and
                               --------
Restated Employee Stock Ownership Plan ("VBC ESOP") shall be terminated and participants shall become fully vested in their account balances as of, or prior to, the Merger Effective Date. All shares held by the VBC ESOP shall be converted into the right to receive the Merger Consideration, all outstanding VBC ESOP indebtedness shall be repaid as soon as practicable following the Merger Effective Date, and the balance of the shares and any other assets remaining in the loan suspense account shall be allocated and distributed to VBC ESOP participants (subject to the receipt of a favorable determination letter from the IRS), as provided for in the VBC ESOP and unless otherwise required by applicable law. Prior to the Merger Effective Date, VBC, and following the Merger Effective Date, Oneida Savings, shall use their respective best efforts in good faith to obtain such favorable determination letter (including, but not limited to, making such changes to the ESOP and the proposed allocations as may be requested by the IRS as a condition to its issuance of a favorable determination letter). Prior to the Merger

Effective Date, VBC, and following the Merger Effective Date, Oneida Savings, will adopt such amendments to the VBC ESOP as may be reasonably required by the IRS as a condition to granting such favorable determination letter on termination. Neither VBC, prior to the Merger Effective Date, nor Oneida Savings, following the Merger Effective Date, shall make any distribution from the VBC ESOP except as may be required by applicable law until receipt of such favorable determination letter. Following receipt of a favorable determination letter from the IRS, participants in the VBC ESOP may elect to make a tax-free direct rollover of their VBC ESOP account to the Oneida 401(k) Plan (described below). In the case of a conflict between the terms of this Section and the terms of the VBC ESOP, the terms of the VBC ESOP shall control; however, in the event of any such conflict, VBC before the Merger Effective Date, and Oneida Savings, after the Merger Effective Date, shall use their best efforts to cause the VBC ESOP to be amended to conform to the requirements of this Section.

                           (B) Oneida ESOP.  All VBC  Continuing  Employees  who
                               -----------
become Oneida Financial (or Subsidiary) employees shall become participants in The Oneida Savings Bank Employee Stock Ownership Plan ("Oneida ESOP") in accordance with the terms of the Oneida ESOP and shall not be given credit for any purpose under the Oneida ESOP for service with VBC (or a VBC subsidiary or any predecessor thereto) prior to the Merger Effective Date.

                           (C) Oneida 401(k) Plan. All VBC Continuing  Employees
                               ------------------
who become Oneida Financial (or Subsidiary) employees shall become participants in The Oneida Savings Bank 401(k) Savings Plan ("Oneida 401(k) Plan") on the same terms and conditions as are applicable to employees of Oneida Financial(or Subsidiary). In addition, VBC Continuing Employees shall be given credit under the Oneida 401(k) Plan for service with VBC (or a VBC subsidiary or any predecessor thereto) prior to the Merger Effective Date with respect to determining eligibility and vesting, but not with respect to determining benefit accrual.

                           (D) Oneida Retirement  Accumulation  Plan. The Oneida
                               -------------------------------------
Retirement Accumulation Plan is a cash-balance type defined benefit plan, which was frozen with respect to accrual of benefits in June 2004. Accordingly, VBC employees will not participate in this Plan.

                           (E)  NY  State  Bankers   Retirement   System  Volume
                                ------------------------------------------------
Submitter  Plan.  This Plan is a frozen  defined  benefit  plan that only covers
---------------
employees of State Bank. Accordingly, VBC employees will not participate in this Plan.

                  (3) VBC Nonqualified Deferred Compensation Plans.
                      --------------------------------------------

                           (A) Gilbert Deferred  Compensation Plan. Prior to the
                               -----------------------------------
Merger Effective Date, Vernon Bank shall terminate or cause to be terminated The National Bank of Vernon Supplemental Executive Retirement Agreement for Mr. Jeffrey S. Gilbert, dated as of December 12, 2005 ("Gilbert SERP"). As a condition to entering into this Agreement, contemporaneously with the execution
of  this  Agreement,   Mr.  Gilbert  shall  enter  into  a  written
agreement, satisfactory to Oneida Financial and subject to any required regulatory approval or non-objection, agreeing to the amount of a settlement regarding the Gilbert SERP and releasing Vernon Bank, VBC, Oneida Financial and Oneida Savings, and their affiliates, from any and all claims arising thereunder.

                           (B)  Magnusson  Deferred  Compensation  Plan.  Oneida
                                ---------------------------------------
Financial and Oneida Savings agree to honor the terms of the Deferred Compensation Agreement between Mr. Michael Magnusson and Vernon Bank dated November 12, 2003 and agree to pay the amount due pursuant to such agreement upon termination of such agreement, subject to any required regulatory approval or non-objection and Mr. Magnusson's signing of an acknowledgment of payment satisfactory to Oneida Financial and Oneida Savings.

                           (C)  Thaler  Deferred   Compensation   Plan.   Oneida
                                --------------------------------------
Financial and Oneida Savings agree to honor the terms of that certain Amended and Restated Deferred Compensation Agreement between Vernon Bank and Richard A. Thaler (former President and Chief Executive Officer of Vernon Bank) dated August 3, 1992 ("Thaler SERP"), subject to any required regulatory approval or non-objection.

                           (D)  Director  Deferred  Compensation  Plans.  Oneida
                                ---------------------------------------
Financial and Oneida Savings agree to honor the terms of those certain Deferred Compensation Agreements between Vernon Bank and (i) Richard A. Thaler, dated December 29, 1988 ("Thaler Director SERP"); (ii) David Rapke, dated March 13, 1989 ("Rapke Director SERP); and (iii) Thomas Malecki, dated March 15, 1989 ("Malecki Director SERP")"), subject to any required regulatory approval or non-objection.

                           (E)  Director   Emeritus   Retirement  Plan.   Oneida
                                --------------------------------------
Financial and Oneida Savings agree to honor the terms of the Director Emeritus Agreement entered into between Vernon Bank and Gene Ford, effective February 1, 2006, and between Vernon Bank and George Trost, effective March 1, 2006, under which Messrs. Ford and Trost will each receive $220 per month for 60 months, subject to any required regulatory approval or non-objection.

                  (4) Split  Dollar  Agreements.  Prior to the Merger  Effective
                      -------------------------
Date, Vernon Bank shall terminate or cause to be terminated all supplemental and split dollar life insurance agreements between Vernon Bank and its employees and directors, including the agreements with Messrs. Gilbert, Malecki, Rapke and Thaler. As a condition to entering into this Agreement, contemporaneously with the execution of this Agreement, Messrs. Gilbert, Malecki, Rapke and Thaler shall each enter into a written agreement, satisfactory to Oneida Financial and subject to any required regulatory approval or non-objection, agreeing to a settlement of the split dollar agreements and releasing Vernon Bank, VBC, Oneida Financial and Oneida Savings, and their affiliates, from any and all claims arising thereunder.

         (b)      Employment Agreements.
                  ---------------------

                  (1)  Jeffrey  Gilbert.  As a condition  to entering  into this
                       ----------------
Agreement,  contemporaneously with the execution of this Agreement,  Mr. Jeffrey
S. Gilbert, President and Chief Executive Officer of Vernon Bank, shall deliver to Oneida Financial and Oneida Savings an executed written agreement, satisfactory to Oneida Financial and Oneida Savings, and subject to any required regulatory approval or non-objection, which shall be effective on the Merger Effective Date, (i) acknowledging the termination of the employment agreement between Mr. Gilbert and Vernon Bank dated December 9, 2002; (ii) agreeing to the amount of a settlement regarding such employment agreement; and (iii) releasing Vernon Bank, VBC, Oneida Financial and Oneida Savings and their affiliates, from any and all claims arising thereunder.

                  (2) Michael  Magnusson.  Oneida  Financial and Oneida  Savings
                      ------------------
agree to honor the terms of the employment agreement dated July 25, 2003 between Vernon Bank and Mr. Michael Magnusson, Senior Lending Officer and Community Banking Division Manager of Vernon Bank and agree to pay the amount of severance due upon termination of such employment agreement, subject to any required regulatory approval or non-objection and Mr. Magnusson's signing of an acknowledgment of payment satisfactory to Oneida Financial and Oneida Savings.

                  (3) Holly Kann and Paula  Demo.  Oneida  Financial  and Oneida
                      --------------------------
Savings agree to honor the terms of the employment agreement dated April 3, 2004 between Vernon Bank and Ms. Holly Kann, Vice President and Administrative Services Division Manager of Vernon Bank, and Ms. Paula Demo, Vice President and Banking Operations Division Manager of Vernon Bank and agree to pay the amount of severance due upon termination of such employment agreements, subject to any required regulatory approval or non-objection and Ms. Kann's and Ms. Demo's signing of an acknowledgment of payment satisfactory to Oneida Financial and Oneida Savings.

         (c)  Compliance  with Tax Code.  Notwithstanding  any provision in this
              -------------------------
Agreement to the contrary, to the extent that any payment to be made hereunder to any individual would constitute an "excess parachute payment," as defined in Internal Revenue Code Section 280G and the regulations thereunder, such payment shall be automatically reduced to an amount that is one dollar ($1.00) less than the amount which would have caused the payment to be treated as an "excess parachute payment." In addition, no payment shall be made to any individual under this Section 5.11 to the extent such payment is non-deductible under the Internal Revenue Code by Oneida Financial or Oneida Savings.

         (d) VBC  Representative  on  Oneida  Boards.  As  soon  as  practicable
             ---------------------------------------
following the Merger Effective Date, and subject to any required regulatory approval or non-objection, Oneida Financial and Oneida Savings shall offer to appoint one current member of the board of directors of VBC to the Board of Directors of Oneida Financial and Oneida Savings, and shall further offer to re-nominate such person for election to a three year term to the board of directors at the first annual meeting of stockholders following the Merger
Effective Date. At the discretion of Oneida Financial and Oneida Savings said person may be re-nominated for additional terms upon completion of his term of office.

         Section 5.12 Duty to Advise; Duty to Update Oneida Financial's Disclosure Schedules

         Oneida Financial shall promptly advise VBC of any change or event which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Oneida Financial shall update ONEIDA FINANCIAL'S DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the ONEIDA FINANCIAL DISCLOSURE SCHEDULE. The delivery of such updated Schedule shall not relieve Oneida Financial from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.01(c) hereof.

         Section 5.13      Bank and Related Merger Transactions

         (a) As soon as practicable following the Merger Effective Date, Oneida Savings shall, and it shall cause VBC (as the Surviving Corporation in the Merger) to, effect the Company Liquidation by filing a certificate of complete liquidation or other appropriate documentation with the New York Department of State pursuant to the NYBCL. The Company Liquidation shall become effective at the time (the "Subsequent Effective Time") specified in the certificate of complete liquidation and/or other appropriate documentation. As a result of the Company Liquidation, the separate corporate existence of VBC shall cease and Oneida Savings shall acquire all of the assets and liabilities of VBC.

         (b) As soon as practicable following the consummation of the Company Liquidation, Vernon Bank shall transfer its assets and liabilities (other than municipal deposits and certain permitted assets) to Oneida Savings, and the Bank Merger shall be effected by executing a merger agreement and filing articles of merger or certificates of merger with the OCC and the New York Department of State or Department pursuant to applicable law. The Bank Merger shall become effective at the time specified in the articles of merger. As a result of the Bank Merger, the separate corporate existence of Vernon Bank shall cease and State Bank shall be the surviving bank and continue its corporate existence under the laws of the State of New York.

                              ARTICLE VI-CONDITIONS

         Section 6.01      Conditions to Each Party's Obligations under this
Agreement

         The respective obligations of each party under this Agreement shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, none of which may be waived:

         (a)  Stockholder   Approval.   This  Agreement  and  the   transactions
contemplated hereby shall have been approved by the requisite vote of the stockholders of VBC in accordance with applicable laws and regulations and the Certificate of Incorporation and Bylaws of VBC:

         (b) Corporate Proceedings. All action required to be taken by, or on the part of, each party hereto, to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by each party; and the other party shall have received certified copies of the resolutions evidencing such authorizations;

         (c) Regulatory Approvals. All required Regulatory Approvals shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired; and no such Regulatory Approval shall include any condition or requirement that in Oneida Financial's reasonable judgment is unduly burdensome, and which shall include any condition that would cause Oneida Financial to become a Bank Holding Company under the BHCA.

         (d) Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Regulatory Authority, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

         Section 6.02      Conditions to VBC's Obligations under this Agreement

         The obligations of VBC hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by VBC pursuant to Section 8.03 hereof:

         (a) Covenants. The obligations and covenants of Oneida Financial and Oneida Savings required by this Agreement to be performed by Oneida Financial and Oneida Savings at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

         (b) Representations and Warranties. Each of the representations and warranties of Oneida Financial in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Merger Effective Date;

         (c) Officer's Certificate. Oneida Financial shall have delivered to VBC a certificate, dated the Closing Date and signed, by its chairman of the board or president without personal liability, to the effect that the conditions set forth in Sections 6.01 and 6.2 have been satisfied, to the best knowledge of the officer executing the same;

         (d) Payment of Merger Consideration. Oneida Financial shall have caused the Merger Consideration to be delivered to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide VBC with a certificate evidencing such delivery.

         Section 6.03 Conditions to Oneida Financial's and Oneida Savings' Obligations under this Agreement

         The obligations of Oneida Financial and Oneida Savings hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Oneida Financial and Oneida Savings pursuant to Section 8.03 hereof:

         (a) Covenants. The obligations and covenants of VBC and Vernon Bank required by this Agreement to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

         (b) Representations and Warranties. Each of the representations and warranties of VBC and Vernon Bank in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Merger Effective Date;

         (c) No Material  Adverse Effect.  Except as set forth in VBC DISCLOSURE
SCHEDULE 3.07, since December 31, 2005, there shall not have occurred any Material Adverse Effect with respect to VBC;

         (d) Officer's Certificate. VBC shall have delivered to Oneida Financial a certificate, dated the Closing Date and signed, by its chairman of the board or president without personal liability, to the effect that the conditions set forth in Sections 6.01 and 6.03 have been satisfied, to the best knowledge of the officer executing the same; and

         (e) Dissenters' Rights. The holders of not more than 10% of the outstanding VBC Common Stock have dissented from the Merger and preserved, as of the Merger Effective Date, the right to pursue their right of appraisal for the fair value of their shares under New York law.

         (f) Employee and Termination Benefits. Oneida Financial and Oneida Savings shall have received satisfactory evidence that all of VBC's employee and termination benefits have been treated as contemplated by Section 5.11 of this Agreement.


                  ARTICLE VII-TERMINATION, WAIVER AND AMENDMENT

         Section 7.01      Termination

         This Agreement may be terminated on or at any time prior to the Closing Date whether before or after approval of the stockholders of VBC referred to in
Section 5.10(a)(vii) hereof:

         (a) by mutual written consent of the parties authorized by their respective boards of managers/directors;

         (b) by Oneida Financial or VBC (i) if the Merger Effective Date shall not have occurred on or prior to May 31, 2007, (ii) if a vote of the stockholders of VBC is taken and such stockholders fail to approve this Agreement at the meeting of stockholders (or any adjournment thereof) of VBC contemplated by Section 5.10(a)(vii) hereof, or (iii) any applicable regulatory authority formally disapproves the issuance of any required regulatory approval, unless in the case of clause (ii) of this Section 7.01(b) such failure is due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party on or before such meeting of stockholders, and in the case of clause (i) of this Section 7.01(b), the right to terminate shall not be available to any party whose failure to perform an obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger and the other transactions contemplated hereby to be consummated by May 31, 2007.

         (c) by Oneida Financial if (i) at the time of such termination any of the representations and warranties of VBC contained in this Agreement shall not be true and correct to the extent that the conditions set forth in Section 6.02(a) or (b) hereof cannot be satisfied, prior to the date set forth in
Section 7.01(b), (ii) there shall have been any material breach of any covenant, agreement or obligation of VBC hereunder and such breach shall have not been remedied by VBC or any third-party within thirty (30) days after receipt by VBC of notice in writing from Oneida Financial specifying the nature of such breach and requesting that it be remedied, (iii) any applicable regulatory authority approves the transactions contemplated but with conditions attached such that the requirements of Section 6.01(c) are not satisfied, (iv) VBC has received a Superior Proposal, and in accordance with Section 5.06 of this Agreement, the Board of Directors of VBC has entered into an acquisition agreement with respect to the Superior Proposal or withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Oneida Financial, or (v) any event occurs such that a condition set forth in Sections 6.01 or 6.03 hereof which must be fulfilled before Oneida Financial is obligated to consummate the Merger cannot be fulfilled and non-fulfillment is not waived by Oneida Financial.

         (d) by VBC if (i) at the time of such termination any of the representations and warranties of Oneida Financial contained in this Agreement shall not be true and correct to the extent that the conditions set forth in
Section 6.01(a) and/or (b) hereof cannot be satisfied, prior to the date set forth in Section 7.01(b), (ii) there shall have been any material breach of any covenant, agreement or obligation of Oneida Financial hereunder and such breach shall not have been remedied within thirty (30) days after receipt by Oneida Financial of notice in writing from VBC specifying the nature of such breach and requesting that it be remedied, (iii) any event occurs such that a condition set forth in Sections 6.01 or 6.03 hereof which must be fulfilled before VBC is obligated to consummate the Merger cannot be fulfilled and non-fulfillment is not waived by VBC, or (iv) VBC has received a Superior Proposal, and in accordance with Section 5.06 of this Agreement, the Board of Directors of VBC has made a determination to accept such Superior Proposal subject to approval thereof by the VBC's stockholders, and simultaneously with the termination of this Agreement pursuant to this subsection VBC enters into an acquisition agreement with respect to the Superior Proposal; provided that VBC shall not terminate this Agreement pursuant to this Section 7.01(d)(iv) and enter in a definitive agreement with respect to the Superior Proposal until the expiration of five (5) business days following Oneida Financial's receipt of written notice advising Oneida Financial that VBC has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether VBC intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, VBC shall provide a reasonable opportunity to Oneida Financial during the five day period to make such adjustments in the terms and conditions of this Agreement as would enable VBC to proceed with the Merger on such adjusted terms.

         Section 7.02      Effect of Termination

         If this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than the confidentiality provisions of Section 5.02(a) and (d) and Section 8.01 hereof, which shall remain in full force and effect), and except as otherwise provided herein there shall be no further liability on the part of any of Oneida Financial, Oneida Savings or of VBC or Vernon Bank, or their respective officers, directors and employees.

                           ARTICLE VIII-MISCELLANEOUS

         Section 8.01      Expenses

         (a) Except as provided herein, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel. In the event of any termination of this Agreement pursuant to Section 7.01(b)(i), 7.01(c)(i) or (ii), or 7.01(d)(i) or
(ii) hereof because of a willful breach of a representation, warranty or covenant contained in this Agreement by one of the parties, and in addition to any other damages and remedies that may be available to the non-breaching party, the non-breaching party shall be entitled to payment of, and the breaching party shall pay to the non-breaching party, all out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by the non-breaching party in connection with entering into this Agreement and carrying out of any and all acts contemplated hereunder up to a maximum of $150,000; provided, however, that this clause shall not be construed to relieve or release a breaching party from any additional liabilities or damages arising out of its willful breach of any provision of this Agreement.

         (b) As a condition of Oneida Financial's willingness, and in order to induce Oneida Financial to enter into this Agreement and to reimburse Oneida Financial for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, VBC hereby agrees to pay Oneida Financial, and Oneida Financial shall be entitled to payment of a fee of $500,000 (the "Fee"), within five business days after written demand for payment is made by Oneida Financial, following the occurrence of any of the events set forth below:

         (i) VBC terminates this Agreement pursuant to Section 7.01(d)(iv) or Oneida Financial terminates this Agreement pursuant to Section 7.01(c)(iv); or

         (ii) the entering into a definitive agreement by VBC relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving VBC within twelve (12) months after the occurrence of any of the following: (A) the termination of the Agreement by Oneida Financial pursuant to Section 7.01(c)(ii); (B) the failure of the stockholders of VBC to approve this Agreement after the occurrence of an Acquisition Proposal; or (C) May 31, 2007 if prior thereto the VBC stockholders have not adopted of this Agreement.

         If demand for payment of the Fee is made pursuant to this Section 8.01(b) and payment is timely made, then Oneida Financial will not have any other rights or claims against VBC, its Subsidiaries, and their respective officers, directors, attorneys and financial advisors under this Agreement, other than pursuant to Section 8.01(a), it being agreed that the acceptance of the Fee under this Section 8.01(b) will constitute the sole and exclusive remedy of Oneida Financial against VBC, its Subsidiaries and their respective officers, directors, attorneys and financial advisors other than pursuant to Section 8.01(a).

         Section 8.02      Non-Survival of Representations and Warranties

         All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants set forth in Article II, and Section 5.02(d), the last sentence of Section 5.02(a), Sections 5.05, 5.11, and 5.13(a) and (b), which will survive the Merger, shall terminate on the Closing Date.

         Section 8.03      Amendment, Extension and Waiver

         Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise: provided, however, that after any approval of the transactions contemplated by this Agreement by VBC's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to VBC stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 8.04      Entire Agreement

         This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 2.02, 2.03, 5.05 and 5.11.

         Section 8.05      No Assignment

         Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

         Section 8.06      Notices

         All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

         (a)      If to Oneida Financial Corp. to:
                           Oneida Financial Corp.
                           182 Main Street
                           Oneida, New York 13421-1676
                           Attention:  Michael R. Kallet
                                       President and Chief Executive Officer

                  with a copy to:
                           Luse Gorman Pomerenk & Schick, PC
                           5335 Wisconsin Avenue, NW
                           Washington, D.C. 20015
                           Attention:  Eric Luse, Esq.
                                       Alan Schick, Esq.

         (b)      If to Vernon Bank Corporation to:
                           Vernon Bank Corporation
                           5238 West Seneca Street
                           P.O  Box 890
                           Vernon, NY 13476-0890
                           Attention:  Jeffrey S. Gilbert
                                       President and Chief Executive Officer


                  with a copy to:
                           Bond, Schoeneck & King
                           One Lincoln Center
                           Syracuse, NY 13202-1355
                           Attention:  George J. Getman, Esq.

         Section 8.07      Captions

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         Section 8.08      Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 8.09      Severability

         If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         Section 8.10      Specific Performance

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 8.11      Governing Law

         This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of New York, except to the extent federal law and regulations applicable to financial institutions shall be controlling.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

         ONEIDA FINANCIAL CORP.



         By:      /s/ Michael R. Kallet
                  -------------------------------------
                  Michael R. Kallet
                  President and Chief Executive Officer


         THE ONEIDA SAVINGS BANK



         By:      /s/ Michael R. Kallet
                  -------------------------------------
                  Michael R. Kallet
                  President and Chief Executive Officer


         VERNON BANK CORPORATION



         By:      /s/ Jeffrey S. Gilbert
                  -------------------------------------
                  Jeffrey S. Gilbert
                  President and Chief Executive Officer


         THE NATIONAL BANK OF VERNON



         By:      /s/ Jeffrey S. Gilbert
                  -------------------------------------
                  Jeffrey S. Gilbert
                  President and Chief Executive Officer

                                    EXHIBIT A

                              VBC VOTING AGREEMENT

                               September 12, 2006

Oneida Financial Corp.
182 Main Street
Oneida, New York 13421-1676

Ladies and Gentlemen:

         Oneida Financial Corp. ("Oneida Financial"), Oneida Savings Bank ("Oneida Savings"), Vernon Bank Corporation ("VBC") and The National Bank of Vernon ("Vernon Bank") have entered into an Agreement and Plan of Merger dated as of September 12, 2006 (the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (i) Oneida Savings will incorporate Oneida Merger Corp., which will merge with and into VBC with VBC surviving the merger (referred to as the "Merger"), and (ii) subsequent thereto VBC will be liquidated into Oneida Savings, with the result that Oneida Savings will acquire the assets and liabilities of VBC and VBC shall cease to exist. Immediately thereafter, the assets and liabilities of Vernon Bank (other than municipal deposits and certain permitted assets) will be transferred to Oneida Savings, and Vernon Bank will merge with and into Oneida Savings' commercial bank subsidiary, State Bank of Chittenango ("State Bank"), with State Bank as the surviving bank (the "Bank Merger"). In connection with the Merger, each share of VBC which is outstanding immediately prior to consummation of the Merger (except as otherwise provided in the Merger Agreement) shall be automatically converted into the right to receive $54.00 per share without interest.

         Oneida Financial has requested, as a condition to its execution and delivery to VBC of the Merger Agreement, that the undersigned, being directors and executive officers of VBC, execute and deliver to Oneida Financial this Letter Agreement.

         Each of the undersigned, in order to induce Oneida Financial to execute and deliver to VBC the Merger Agreement, hereby irrevocably:

         (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of VBC called to vote for approval of the Merger Agreement and the Merger so that all shares of common stock of VBC then beneficially owned by the undersigned, and as to which the undersigned has voting powers, will be counted for the purpose of determining the presence of a quorum at such meetings and to vote all such shares (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of VBC), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving VBC;

         (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of VBC, to approve or adopt the Merger Agreement;

         (c) Agrees not to sell, transfer or otherwise dispose of any common stock of VBC on or prior to the date of the meeting of VBC shareholders to vote on the Merger Agreement; and

         (d) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

         The agreements of the undersigned contained herein shall apply to the undersigned solely in his capacity as a stockholder of VBC, and no agreement contained herein shall apply in his capacity as a director, officer or employee of VBC or in any other capacity. Nothing contained in this Letter Agreement shall be deemed to apply to, or limit in any manner, the obligations of the undersigned to comply with his fiduciary duties as a director or officer of VBC.

         The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement. In addition, the obligations set forth herein may be limited to the extent the undersigned or VBC is advised by the Board of Governors of the Federal Reserve or the Office of the Comptroller of the Currency that this Letter Agreement is contrary to applicable banking law.


                          ----------------------------

         This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.


                          ----------------------------

         The undersigned has executed and delivered this Letter Agreement as of the date first written above intending to be legally bound hereby.


                                   Sincerely,


                                   --------------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------

                                    EXHIBIT B

                            INTERIM MERGER AGREEMENT

                               AGREEMENT OF MERGER

         AGREEMENT OF MERGER, dated as of_________, 2006 by and among Oneida Savings Bank ("Oneida"), Oneida Merger Corp. ("Interim"), a corporation formed by Oneida solely to facilitate the transactions contemplated by the Agreement, defined below, and Vernon Bank Corporation ("VBC"), a New York corporation. Interim and VBC are hereinafter sometimes collectively referred to as the "Merging Corporations".

         This Agreement of Merger is being entered into pursuant to an Agreement and Plan of Merger, dated as of September 12, 2006 (the "Agreement") between Oneida, Oneida Financial Corp., VBC and the National Bank of Vernon.

         In consideration of the premises, and the mutual covenants and agreements contained herein and in the Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         1.1  "Effective   Time"  shall  mean  the  date  at  which  the  Merger
contemplated  by this  Agreement  of Merger  becomes  effective  as  provided in
Section 2.2 hereof.

         1.2 "Interim Common Stock" shall mean the common stock, par value $.01 per share, of Interim owned by Oneida.

         1.3 "VBC Common Stock" shall mean the common stock, par value $5.00 per share, of VBC.

         1.4 The "Merger" shall refer to the merger of Interim with and into VBC as provided in Section 2.1 of this Agreement of Merger.

         1.5 "Stockholder Meeting" shall mean the meeting of the stockholders of VBC held pursuant to Section 5.04(a) of the Agreement.

         1.6 "Surviving Corporation" shall refer to VBC as the surviving corporation of the Merger.

ARTICLE II

                               TERMS OF THE MERGER

         2.1 The Merger. Subject to the terms and conditions set forth in the Agreement, on the Effective Time, Interim shall be merged with and into VBC pursuant and subject to Section 904 of the New York Business Corporation Law ("NYBCL"). VBC shall be the Surviving Corporation of the Merger and shall continue to be governed by the laws of the State of New York. On the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of the Merging Corporations and thereupon and thereafter, all the property, rights, powers, and franchises of a public as well as a private nature of each of the Merging Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, right, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Merging Corporations in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Merging Corporations is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Corporations if the Merger had not occurred.

         2.2 Effective Time. The Merger shall become effective on the date and at the time that a Certificate of Merger pursuant to Section 904 of the NYBCL is executed and filed with the Secretary of State of the State of New York, unless a later date and time is specified as the Effective Time in the Certificate of Merger.

         2.3 Name of the Surviving Corporation. The name of the Surviving Corporation shall be "Vernon Bank Corporation"

         2.4 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as the Certificate of Incorporation of Interim, as in effect immediately prior to the Effective Time, except that Article First thereof shall be further amended to replace the reference to "Oneida Merger Corp." therein with "Vernon Bank Corporation"

         2.5 Bylaws. The Bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as the Bylaws of Interim, as in effect immediately prior to the Merger Time, until thereafter altered, amended or repealed in accordance with applicable law.

         2.6 Directors and Officers of the Surviving Corporation. The directors and officers of Interim shall become the directors and officers of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until changed in accordance therewith.

                                   ARTICLE III

                              CONVERSION OF SHARES

         3.1 Conversion of VBC Common Stock.

         (a) VBC has outstanding 210,447 shares of VBC Common Stock, all of which are entitled to vote upon the Merger.

         (b) Interim has outstanding 100 shares of Interim Common Stock, all of which are entitled to vote upon the Merger.

         As of the Effective Time each share of VBC Common Stock, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $54.00 in cash, without interest (referred to as the "Merger Consideration").

         3.2 Exchange of Shares.

         (a) Oneida shall deliver funds in payment of the Merger Consideration as set forth in Section 2.03 of the Agreement in connection with the cancellation of VBC Common Stock.

         (b) After the Effective Time, there shall be no transfers on the stock transfer books of VBC of the shares of VBC Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer to VBC, they shall be canceled and exchanged for the Merger Consideration provided for in Section 3.1 hereof.

         (c) If payment of the Merger Consideration pursuant to Section 3.1 hereof for shares of VBC Common Stock is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to VBC in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of VBC that such tax has been paid or is not payable.

         3.3 Interim Common Stock. Each share of Interim Common Stock which is issued and outstanding immediately prior to the Effective Time shall be converted automatically and without any action on the part of the holder thereof into an issued and outstanding share of Common Stock of the Surviving Corporation.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Conditions Precedent. The respective obligations of each party under this Plan of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article VI of the Agreement.

         4.2 Stockholder Approval. By executing this Agreement of Merger, Oneida shall be deemed to have approved this Agreement of Merger in its capacity as sole stockholder of Interim.

         4.3 Termination. This Agreement of Merger shall be terminated upon the termination of the Agreement in accordance with Article VII thereof; provided, that any such termination of this Agreement of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

         4.4 Amendments. To the extent permitted by law, this Agreement of Merger may be amended by a subsequent writing signed by all of the parties hereto upon the approval of the Board of Directors of each of the parties hereto; provided, however, that the provisions of Article III of this Agreement of Merger relating to the consideration to be paid for all of the shares of VBC Common Stock shall not be amended after the approval of the stockholders of VBC referred to in Section 5.04(a) of the Agreement so as to decrease the amount or change the form of such consideration without the approval of the stockholders of VBC.

         4.5 Successors. This Agreement of Merger shall be binding on the successors of Oneida, Interim and VBC.

         IN WITNESS WHEREOF, Oneida, Interim and VBC have caused this Agreement of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

                                          ONEIDA SAVINGS BANK

Attest:



                                   By:
-------------------------------           -------------------------------------
Eric E. Stickels                          Michael R. Kallet
Corporate Secretary                       President and Chief Executive Officer



                                          ONEIDA MERGER CORP.
Attest:



                                   By:
-------------------------------           -------------------------------------
Eric E. Stickels                          Michael R. Kallet
Corporate Secretary                       President and Chief Executive Officer



                                          VERNON BANK CORPORATION
Attest:



                                   By:
-------------------------------           -------------------------------------
Holly Kann                                Jeffrey S. Gilbert
Secretary                                 President and Chief Executive Officer